Exhibit 4.2.1

महाराष्ट्र शासन

GOVERNMENT OF MAHARASHTRA

ई-सुरक्षित बँक व कोषागार पावती

e-SECURED BANK & TREASURY RECEIPT (e-SBTR)

16274741797740

Bank/Branch: PNB/PNB House(0062)

Pmt Txn id : 130220M247829

Pmt DtTime : 13-02-2020@11:35:52

ChallanIdNo: 03006172020021350001

District : 7101/MUMBAI

Stationery No: 16274741797740

Print DtTime: 13-02-2020@16:34:05

GRAS GRN : MH012042373201920S

Office Name : IGR182/BOM1_MUMBAI CITY 1

StDuty Schm: 0030045501-75/Sale of Other NonJudicial Stamps SoS

StDuty Amt : R 3,70,01,000/-(Rs Three, Seven Zero, Zero One, Zero Zero Zero only)

RgnFee Schm:

RgnFee Amt :

Article : 5(h) (A) (iv)/Agreement creation right and having monetary value

Prop Mvblty: N.A

Consideration: R 18,50,00,00,000/-

Prop Descr : Business,Transfer,Agreement,Maharashtra

Duty Payer: (PAN-AAACD7999Q) Dr Reddy s Laboratories Limited

Other Party: (PAN-AAACW2472M) Wockhardt Limited

13/02/2020

PUNJAB NATIONAL BANK

Bank official1 Name & Signature

Bank official2 Name & Signature

--- --- Space for customer/office use - - - Please write below this line --- ---

e-SBTR IS VALID UPTO SIX MONTHS FROM THE DATE OF PAYMENT.

CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

DATED FEBRUARY 12,2020

BUSINESS TRANSFER AGREEMENT

WOCKHARDT LIMITED
as the Seller

AND

DR. REDDY’S LABORATORIES LIMITED
as the Purchaser

CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Persian

TABLE OF CONTENTS

1.	DEFINITIONS AND INTERPRETATION	2
2.	SALE AND PURCHASE OF THE BUSINESS UNDERTAKING	19
3.	CONSIDERATION	22
4.	ACTIONS ON THE EXECUTION DATE	25
5.	CONDITIONS PRECEDENT TO CLOSING	25
6.	PRE-CLOSING COVENANTS	28
7.	CLOSING	36
8.	POST CLOSING ACTIONS & COVENANTS	38
9.	REPRESENTATIONS AND WARRANTIES	43
10.	INDEMNITY	49
11.	NON-SOLICITATION AND NON-COMPETE	53
12.	TERM & TERMINATION	55
13.	GOVERNING LAW AND DISPUTE RESOLUTION	56
14.	MISCELLANEOUS	57
SCHEDULE A LIST OF PRODUCTS		65
SCHEDULE B LIST OF ANCILLARY AGREEMENTS		79
SCHEDULE C BUSINESS CONTRACTS		80
PART A MATERIAL BUSINESS CONTRACTS		80
PART B OTHER BUSINESS CONTRACTS		82
SCHEDULE D BUSINESS EMPLOYEES		84
PART A KEY BUSINESS EMPLOYEES		84
PART B OTHER BUSINESS EMPLOYEES		85
SCHEDULE E BUSINESS IMMOVABLE ASSETS		131
SCHEDULE F TRADE MARKS AND PATENTS		160
PART A ASSIGNED TRADE MARK AND PATENTS		160
PART B TRADEMARKS BEING LICENSED		178
SCHEDULE G BUSINESS MOVABLE ASSETS		180
SCHEDULE H BUSINESS PERMITS AND LICENSES		181
PART A OBTAINED/APPLIED BY THE SELLER		181
PART B OBTAINED/APPLIED BY TRIDOSS		210
SCHEDULE I DEED OF NOVATION / ASSIGNMENT		212
SCHEDULE J SHARED CONTRACTS		216
PART A MATERIAL SHARED CONTRACTS		216
PART B OTHER SHARED CONTRACTS		218
SCHEDULE K [INTENTIONALLY LEFT BLANK]		220
SCHEDULE L CONDITIONS PRECEDENT		221
PART A SELLER CONDITIONS PRECEDENT		221
PART B PURCHASER CONDITIONS PRECEDENT		224

(i)

CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

(ii)

CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

BUSINESS TRANSFER AGREEMENT

This BUSINESS TRANSFER AGREEMENT is made on this 12th day of February, 2020 at Mumbai, India, by and between:

1.	WOCKHARDT LIMITED, a company incorporated under the Companies Act, 1956 and an existing company under the Companies Act, 2013, listed on the National Stock Exchange of India Limited and the BSE Limited, bearing corporate identification number L24230MH1999PLC120720 and having its registered office situated at D-4, M.I.D.C. Chikalthana, Aurangabad, Maharashtra - 431006, India (hereinafter referred to as the “Seller”, which expression shall, unless inconsistent with the meaning or context thereof, be deemed to include its successors and permitted assigns) of the FIRST PART; and

2.	DR. REDDY’S LABORATORIES LIMITED, a company incorporated under the Companies Act, 1956 and an existing company under the Companies Act, 2013, bearing corporate identification number L85195AP1984PLC004507 and having its registered office situated at 8-2-337, Road no. 3, Banjara Hills, Hyderabad 500 034, Telangana, India (hereinafter referred to as the “Purchaser”, which expression shall, unless inconsistent with the meaning or context thereof, be deemed to include its successors and permitted assigns) of the SECOND PART;

The Seller and the Purchaser are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS:

(A)	The Seller is engaged inter alia in the business of manufacturing, marketing and distributing the Products (as defined hereinafter) in the Territory (as defined hereinafter). The Seller proposes to divest the Business Undertaking (as defined hereinafter) in accordance with the terms and conditions set out in this Agreement.

(B)	The Purchaser is engaged in the business inter alia of manufacture, sale and distribution of pharmaceutical products. The Purchaser proposes to acquire the Business Undertaking in accordance with the terms and conditions set out in this Agreement.

(C)	The Seller proposes to sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser proposes to purchase from the Seller, the Business Undertaking as a going concern, on a “slump sale” basis (as defined in Section 2(42C) read with Explanation 1 to Section 2(19AA) of the IT Act (as defined hereinafter)), free and clear of Encumbrances (other than under sub-clause (b) of the definition of Permitted Encumbrances) (as defined hereinafter), on a cash-free and debt-free basis, in accordance with the terms and conditions set out in this Agreement.

(D)	Accordingly, the Parties are now desirous of entering into this Agreement for the purposes of setting out the terms and conditions on which the Business Undertaking shall be transferred by the Seller to the Purchaser.

DRL IRN: 100029724

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES CONTAINED HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES, WITH THE INTENT TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

The following words and expressions used in this Agreement shall, to the extent not inconsistent with the context thereof, have the following meanings respectively:

“Accounting Principles” shall mean the most recent edition of the Indian Accounting Standards or any other accounting standards prescribed under the Act.

“Accounts” shall mean the unaudited carved-out financial statements of the Business, comprising a statement of the Business Current Assets and the Business Current Liabilities as of the Accounts Date, together with any trial balance, schedules or documents included in or annexed to them, a copy of which has been attached hereto as Annexure 1 (Accounts).

“Accounts Date” shall mean December 31,2019.

“Actuary” shall mean an independent actuary, mutually agreed by the Parties.

“Act” shall mean the Companies Act, 2013, along with any amendments, modifications, etc., thereto and the rules, regulations and circulars issued thereunder.

“Affiliate” shall mean, in respect of any specified Person (other than a natural Person), any other Person that directly or indirectly, through one or more intermediate Persons, Controls, is Controlled by, or is under common Control with, such specified Person; and where the specified Person is a natural Person, any Relative of such specified Person or any Person (other than a natural Person) Controlled by or under common Control of such specified Person.

“Agreement” shall mean this business transfer agreement and includes the preamble, recitals, annexures and schedules attached to it, and any amendments made hereto and thereto in accordance with the provisions hereof.

“Ancillary Agreements” shall mean: (a) the agreements listed in Schedule B (List of Ancillary Agreements)’, and (b) any other agreement that is mutually designated by the Parties, in writing, to be an ancillary agreement for the purpose of this Agreement.

“API Supply Agreement” shall mean the agreement to be entered into between the Parties in the agreed form for the continued supply of the active pharmaceutical ingredients (API) currently supplied by the Seller from its in-house API manufacturing sites for the use of the Business Undertaking at the Baddi Facility for the manufacture of the Products.

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

“Applicable Law” shall mean: (a) all applicable national, state, local or other law, statute, enactments, acts of legislature or parliament, rule of common law, ordinances, rules, bye-laws, regulations, circulars, notifications, press notes issued by the government, listing agreements, guidelines or policies issued by any Authority of any applicable country and/ or jurisdiction; and (b) writ, injunction, direction, directive, judgment, arbitral award, decree, order or governmental approval of, or agreement with, agreement by, ruling or decision of, any Authority, in each case having the force of law and applicable to the subject matter in question.

“Assigned Trade Marks and Patents” shall mean the Business Intellectual Property specified in Part A of Schedule F (Trade Marks and Patents) and assigned by the Seller to the Purchaser with effect from the Closing Date, by way of the Deed(s) of Trade Mark and Patent Assignment,

“Authority” shall mean any governmental, regulatory, statutory or administrative authority, agency, branch, department, commission or instrumentality (whether local, municipal, provincial, state, national or otherwise), domestic or foreign court, judicial body, stock exchange, board or tribunal or other law, rule or regulation making entity and shall include any non-governmental regulatory or administrative authority, body or other organization to the extent that the rules, regulations, standards, requirements, procedures or orders of such authority, body or other organization have the force of law.

“Authorization” shall mean any consent, registration, certificate, license, approval, permit, ratification or exemption from, by or with any Authority or Person or under Applicable Law, and includes al! corporate, creditors’ and shareholders’ approvals and consents.

“Baddi Facility” shall mean the manufacturing facility owned by the Seller and situated on the freehold land bearing Khewat/ Khatoni numbers [***]/ [***] comprised under Khasras number [***], kitats - 4 and Khewat/ Khatoni numbers [***]/ [***] comprised under Khasra numbers [***], kitat 9 at Village Kunjahal, Hadbast No. 216, Pargana Dharampur, Tehsil Nalagarh Baddi, District Solan, Himachal Pradesh and the buildings, plants and machinery which are embedded into the earth thereat or attached to whatever is so embedded.

“Big Five” shall mean KPMG, PricewaterhouseCoopers, Ernst & Young, Grant Thornton and Deloitte Touche Tohmatsu and their respective Affiliates in India.

“Break Fee” shall have the meaning ascribed to it in Clause 5.7.2.

“Business” shall mean the business of manufacture, import, storage, sale, marketing and distribution of the Products by or on behalf of Seller in the Territory

“Business Accounts Receivable” shall mean all amounts owing to the Seller by trade debtors, which relate exclusively to the Business, in respect of goods or services supplied by the Seller (whether or not due and payable at that time).

“Business Assets” shall mean the Business Movable Assets, the Business Immovable Assets and the Business Current Assets of the Seller.

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

“Business Contracts” shall mean all purchase orders, manufacture and supply agreements, bids, tenders, in-licensing contracts, loan license contracts, logistics agreements, agreements with customers and distributors, purchasers and other agreements with the suppliers/ manufacturers of goods or service providers, and all rights, title, interests, claims and benefits thereunder in each case entered into by the Seller, each of which relates exclusively to the Business. The Business Contracts as of Execution Date are listed out in Schedule C (Business Contracts). The Business Contracts shall not include contracts with C&F agents.

“Business Current Assets” shall mean all Inventory, Business Accounts Receivables, the benefit of any deposits including earnest, suppliers and security deposits, of the Seller, each of which relates exclusively to the Business.

“Business Current Liabilities” shall mean all amounts owed by the Seller to the trade creditors relating exclusively to the Business, in respect of goods or services supplied to the Seller (whether or not due and payable at that time).

“Business Day” shall mean a day on which commercial banks are open for normal banking business in Mumbai and Hyderabad, India.

“Business Employees” shall mean all Persons set out in Schedule D (Business Employees) which schedule shall stand updated in accordance with Clause 6.5.1(h).

“Business Immovable Assets” shall mean the Baddi Facility. A list of all the Business Immovable Assets is set out in Schedule E (Business Immovable Assets).

“Business Intellectual Property” shall mean all rights, title and interest of the Seller whether owned or permitted to be used by or licensed to it, in, under or in respect of the following arising under Applicable Law, whether or not filed, perfected, registered or recorded:

(a)	the trade marks, service marks, brand names, trade dress, logos, slogans, industrial designs, internet domain names and all other indicia of origin, together with all translations, adaptations, derivations, and combinations thereof, and all registrations, applications for registration thereof and social media handles associated therewith, together with any extensions and renewals thereof and all goodwill associated therewith including for the sake of clarity, Unregistered Trademarks (collectively, the “Trade Marks”);

(b)	all patents (including the benefits of any patent applications and statutory invention registrations, together with any reissues, divisionals, continuations, continuations-in-part, extensions, provisional or supplemental protection certificates, renewals and re-examinations thereof) (collectively, “Patents”);

(c)	all information relating to the Trade Marks and Patents, know-how, inventions (whether patented or not), copyrights (including for sake of clarity, Unregistered Copyrights), derivative works, get up, product packaging, colour scheme, technology, technical data, trade secrets, manufacturing and service processes, systems and techniques, product recipes, protocols, research and development information (including all research and development data, experimental and project plans), formulas, business and marketing plans, industrial models, technical drawings, statistical models, development tools and other documentation; and

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

(d)	all copies and tangible embodiments of any of the foregoing (in whatever form or medium),

each of which relates exclusively to the Business. The list of all Trade Marks And Patents is set out in Schedule F (Trade Marks and Patents).

“Business Movable Assets” shall mean all movable assets, movable properties, facilities, accessories, utilities, services, all instruments, vehicles, spares, tools, vessels, stabilizers, furniture and fixtures, office equipment, communication facilities, communication devices and other tangible movable properties; each of which (i) relate exclusively to the Business and / or (ii) pertain to the Baddi Facility (except the Excluded Baddi Lines). A list of all the Business Movable Assets is set out in Schedule G (Business Movable Assets).

“Business Permits and Licenses” shall mean:

(a)	Product Registrations;

(b)	all Authorizations and clearances, including the benefit of any applications made for any of the aforesaid, each of which relate exclusively to the Business; and

(c)	in case any Authorizations and/ or clearances relate both to the Business and any part of the other businesses of the Seller (within or outside the Territory), or to any product other than the Products or to any Excluded Asset, then the relevant part of such Authorizations and clearances, including the benefit of any applications made for any of the aforesaid, which relates exclusively to the Business, and which are required to operate the Business in the Territory as conducted by the Seller. A list of all the Business Permits and Licenses as of Execution Date is set out in Schedule H (Business Permits and Licenses) hereto.

“Business Records” shall mean the original of all records (including records of Transferring Employees), written or electronic information, files, papers, manuals, data, catalogues, quotations, sales and advertising materials, promotional literature, list of doctors (and only to the extent that such list relates to the Business), distributors, stockists, institutions (if any), agents and suppliers, customer pricing information, Business Contracts, Business Permits and Licenses, Authorizations, Dossier including but not limited to the DMF, vouchers, registers, ledgers, documents, and customer and supplier correspondence, all records and documents related to product development, Technology Transfer Document, validations (process, method, cleaning) equipment /utility/facility qualifications, entire GMP/manufacturing/quality data, formulae, designs, specifications, drawings, data manuals, instructions, forecasts, sales and market share statistics and also records maintained under record keeping or reporting requirements of any Authority or in relation to the Authorizations and Business Permits and Licenses and other books and records for the preceeding 3 (three) financial years and which are reasonably necessary to conduct the Business in the Territory, as conducted by the Seller as on or immediately preceding the Closing Date, in any media or format that is available with the Seller, including but not limited to machine readable or electronic media/ format.

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

For the avoidance of doubt and subject to Clause 14, it is clarified that in relation to (a) common ledgers, registers, databases, books or other documents which also relate to any part of the other businesses of the Seller, or to any product other than the Products or to any Excluded Asset or in relation to any Excluded Liability; (b) records of the Seller pertaining to the accounting, tax or regulatory affairs of the Business Undertaking which are required to be kept only in the control of the Seller pursuant to the provisions of any Applicable Law, “Business Records” shall only include certified extracts and/or read-only copies (as may be practicable) of such documents; and the Purchaser may retain copies of such Business Records, subject to the confidentiality provisions specified in Clause 14.1.

“Business Undertaking” shall mean all the businesses, undertakings, activities, operations and properties primarily and substantially forming part of the Business, as a going concern along with related goodwill, as set out below:

(a)	the Products and all line extensions, improvements and developments of or in relation to the Products that are as on the Execution Date in existence or in progress or expected to be commenced within 6 (six) months from the Execution Date;

(b)	the Business Assets (i.e. the Business Immovable Assets, Business Movable Assets and the Business Current Assets);

(c)	the Business Contracts (and the relevant parts of the Shared Contracts which relate exclusively to the Business);

(d)	the Business Permits and Licenses which are capable of being transferred under Applicable Law;

(e)	the Business Intellectual Property;

(f)	Transferring Employees;

(g)	the Business Current Liabilities;

(h)	the Business Records.

“Claim Notice” shall have the meaning ascribed to it in Paragraph 5.1 of Schedule Q (Limitations on Liability).

“Closing” shall mean the completion of the sale and purchase of the Business Undertaking in accordance with Clause 7.

“Closing Date” shall have the meaning ascribed to it in Clause 7.1.

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

“Closing Date Employee Dues” shall have the meaning ascribed to it in Clause 3.6.1,

“Closing Date Net Working Capital” shall have the meaning ascribed to it in Clause 3.5.1.

“Closing Date Payment” shall have the meaning ascribed to it in Clause 3.1(a).

“Conditions Precedent” shall mean the Seller Conditions Precedent, the Purchaser Conditions Precedent and the Joint Conditions Precedent, collectively.

“Confidential Information” shall have the meaning ascribed to it in Clause 14.1.1.

“Consideration” shall have the meaning ascribed to it in Clause 3.

“Control” shall have the meaning ascribed to it in Regulation 2(e) of the Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations, 2011 and the words “Controlling” or “Controlled by” shall be construed accordingly.

“Data Room” shall mean the electronic data room hosted by EthosData, comprising the documents and other information relating to the Business made available by the Seller from 2000 Hours 1ST on October 01, 2019 until 0000 Hours 1ST on January 31, 2020, and any additional documents uploaded in folders 1.32 (Balance Documents), 1.34 (Relevant back-up documents against Disclosure Letter), 1.35 (Information requested on January 31, 2020), 1.36 (Information requested on February 03, 2020), 1.37 (CP documents uploaded on February 05, 2020) and 1.38 (DL documents uploaded on February 05, 2020) of the Data Room between 0000 Hours on January 31, 2020 and 2359 Hours on February 10, 2020, pursuant to specific requests from the Purchaser.

“Deed of Conveyance” shall mean the deed of conveyance for the sale and transfer of the Business Immovable Assets from the Seller to the Purchaser with effect from the Closing Date, in agreed form.

“Deed(s) of Novation/ Assignment” shall mean the deeds of novation/ assignment to be executed between the Seller and the Purchaser, and also by the relevant counterparty to a Material Business Contract, which shall be substantially similar to the form set out in Schedule I (Deed of Novation/ Assignment), for the novation or assignment, as applicable, of such Material Business Contracts, on the Closing Date.

“Deed(s) of Trade Mark and Patent Assignment” shall mean the intellectual property assignment deed to be executed on the Closing Date between the Seller and the Purchaser, for the assignment of the Business Intellectual Property specified in Part A of Schedule F (Trade Marks and Patents), which shall be in agreed form.

“Disclosed Materials” shall mean information Fairly Disclosed in, collectively:

(a)	the Transaction Documents; and

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution Version

(b)	the Disclosure Letter and any document contained in and/ or specified in the Data Room or the legal due diligence report dated October 19, 2019, the supplementary due diligence report dated December 7, 2019, the financial due diligence report dated September 26, 2019 (as updated by the supplementary financial due diligence report October 09, 2019), as applicable, only to the extent listed out and referred to in the Disclosure Letter, provided that the disclosure therein (in each of (a) and (b) above) shall be reasonably apparent therefrom.

“Disclosing Party” shall have the meaning ascribed to it in Clause 14.1.3(a).

“Disclosure Letter” shall mean the letter from the Seller to the Purchaser, containing a description of the matters disclosed against the Seller Warranties:

(a)	as on the Execution Date; and

(b)	as may be updated by the Seller, in accordance with Clause 6.6, in relation to the events or circumstances which relate to the period between the Execution Date and the Closing Date and which shall be in form mutually agreed between Parties, acting reasonably and in good faith.

“Dispute” shall have the meaning ascribed to it in Clause 13.2.1.

“Dossier” means in relation to the Product, such package of technical or clinical information in relation to that Product (including any and all information, processes, techniques, data and intellectual property rights) which allows for compilation into the relevant country format according to the regulatory requirements necessary to obtain and maintain marketing authorizations for the relevant Product in any country in the Territory and includes information about the chemistry, formulation, manufacture, toxicology, pharmacology, pharmacokinetics related to a drug, analytical methods, stability and pharmaceutical data concerning the Product, bioequivalence data, the administrative, safety, efficacy, quality, non-clinical and clinical data for the Product as it may change from time to time and all regulatory filings and supporting documents created, submitted to an Authority and all data contained therein, including, without limitation, any investigator’s brochures, study protocols, DMF (drug master file), correspondence to and from an Authority, registrations and licences, regulatory drug lists, advertising and promotion documents shared with Authorities, adverse event files, complaint files, clinical studies and pre-clinical studies to the extent related to the Product and manufacturing records.

“DMF” means that part of the Dossier comprising the drug master file filed with the applicable regulatory Authority in the Territory relating to a Product.

“Encumbrance” shall mean any (a) security interest, claim, mortgage, pledge, charge, hypothecation, lien, lease, assignment, deposit by way of security, beneficial ownership (including usufruct and similar entitlements), or any other interest held by a third Person or any of the foregoing having a similar economic effect recognised under Applicable Law; (b) encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, (c) any interest, option, right of first offer, refusal or transfer restriction in favour of any Person, or any other preferential arrangement having a similar effect, of any kind or nature, whether arising by agreement or by Applicable Law; (d) any adverse claim as to title, possession or use; or (e) an agreement to create any of the foregoing over or in respect of the relevant asset or right, and the term “Encumbered” shall be construed accordingly.

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Execution Version

“Escrow Account” shall mean a cash escrow account maintained with the Escrow Agent, in terms of the Escrow Agreement, in which the Escrow Amount shall be deposited by the Purchaser on the Closing Date.

“Escrow Amount” shall have the meaning ascribed to it in Clause 3.1(b).

“Escrow Agent” shall mean a bank in India, as specified by the Seller.

“Escrow Agreement” shall mean the agreement to be entered into between the Seller, the Purchaser and the Escrow Agent, in agreed form.

“Estimated Employee Dues” shall have the meaning ascribed to it in Clause 3.4.1(b).

“Estimated Net Working Capital” shall have the meaning ascribed to it in Clause 3.4.1(a).

“Excluded Assets” shall mean all assets (whether owned, used or held for use) and rights relating to the business of the Seller and/or its Affiliates and related goodwill other than the Business Undertaking, including:

(a)	the Wockhardt Names and Marks;

(b)	all cash, marketable securities and negotiable instruments, and all other cash equivalents;

(c)	any permits and licenses which do not pertain to the Business Undertaking and such Business Permits and Licenses which are not transferrable under Applicable Law;

(d)	any of the manufacturing facilities or immovable assets owned by the Seller;

(e)	all policies of or agreements for insurance and interests in insurance pools and programs and all rights of any nature with respect to the foregoing;

(f)	any books and records pertaining to the other businesses of the Seller;

(g)	the Excluded Baddi Lines; and

(h)	any licenses, contracts or intellectual property of the Seller which are related to, or used or held for use in connection with the other businesses of the Seller other than the Business.

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CERTAIN IDENTIFIED INFORMATION MARKED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND IS OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE AND CONFIDENTIAL.

Execution version

“Excluded Baddi Lines” shall mean (i) the capsule lines and the laser line machines as specified in Schedule S (Excluded Baddi Lines) installed at the Baddi Facility; and (ii) all inventories at the Baddi Facility including all semi-finished and finished products, drugs, injectables, nutraceuticals, work in process, raw materials, components, samples, packaging materials and all other materials and supplies, in each case, to be used for any of the Seller’s businesses other than the Business.

“Excluded Liabilities” shall mean any liability of the Seller, other than the Business Current Liabilities, and shall include without limitation, the following:

(a)	all Liabilities in relation to or arising out of the Excluded Assets;

(b)	any Tax of Seller arising out of, relating to or in respect of the Business Undertaking for the period prior to Closing Date or any income tax liabilities imposed on amounts payable to the Seller under this Agreement;

(c)	any Liabilities arising out of or relating to employment, compensation, employee benefits or termination of any current or former Business Employees, officers, consultants or independent contractors and their respective dependents and beneficiaries, for and until the Closing Date and also such Liabilities that are expressly retained by Seller, other than and only to the extent of:

(i)	Liability for provident fund for which funds have been transferred in accordance with Clause 8.1.4; and

(ii)	the leave encashment liability, accumulated leave balance, sick leave or unencashed leave, long term service award, unfunded gratuity, unpaid salary, unpaid variable pay, provident fund shortfall (if any) and unpaid proportionate incentives) which have been adjusted from the Consideration in accordance with Clause 3;

(d)	all Liabilities arising out of, relating to or in respect of the Business Contracts to the extent such Liabilities arise out of a breach or default by Seller;

(e)	any Liabilities arising out of or relating to any litigation pursued by or against the Seller or relating to or affecting the Business, whether initiated before or after the Closing Date but, arising out of the facts and circumstances which took place on or before the Closing Date, other than any litigation in respect of which the name of the Seller is substituted (as a plaintiff) with the name of the Purchaser in accordance with Clause 8.5 of this Agreement; or

(f)	all Liabilities in relation to Products manufactured, sold or transferred prior to the Closing (other than the Business Current Liabilities) and the return costs and any refunds of the purchase price associated with any customer or wholesaler returns of expired, damaged, defective, or otherwise unsalable Product for any Product manufactured and sold on or prior to the Closing Date.

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Execution Version

“Execution Date” shall mean the date of execution of this Agreement.

“Existing Stock” shall have the meaning ascribed to it in Clause 8.2.2.

“Fairly Disclosed” shall mean fairly and specifically disclosed in the Disclosed Materials and by reference to a particular Seller Warranty. For the avoidance of doubt, any information contained in the Disclosure Letter is to be treated as being disclosed in respect of the Seller Warranty against which it is referenced.

“Group” means in relation to a company (wherever incorporated), that company, any company of which it is a subsidiary from time to time (its holding company) and any other subsidiaries from time to time of that company or its holding company.

“Independent Auditor” shall mean one of the Big Five appointed by the Purchaser, not being the statutory auditor of the Purchaser or the Seller at the time of such appointment.

“Independent Auditor’s Report” shall have the meaning ascribed to it in Clause 3.5.2.

“Initial Actuarial Assessment” shall have the meaning ascribed to it in Clause 3.4.1(b).

“Inventory” shall mean all inventories including all semi-finished and finished Products, drugs, injectables, nutraceuticals, work in process, raw materials, components, samples, packaging materials and all other materials and supplies to be used in the production of the finished Products, each of which relates exclusively to the Business, wherever located within the Territory or in transit, including at the manufacturing facilities, warehouses, customs depots.

“Inventory Criteria” shall mean the Inventory whose remaining shelf life as on the Closing Date, shall in the case of finished goods, be not less than [***] and in respect of all other components of Inventory, be not less than [***].

“IT Act” shall mean the (Indian) Income Tax Act, 1961 and any modifications or amendments made thereto.

“Joint Conditions Precedent” shall have the meaning ascribed to it in Clause 5.1.

“Key Employees” shall mean such of the Business Employees specified in Part A of Schedule D (Business Employees).

“Knowledge of the Seller” shall mean the actual knowledge of the following persons and shall include such knowledge that a person occupying such roles shall while holding such office, be reasonably expected to have or could have with reasonable enquiry, had, towards the discharge of his/her work responsibilities:

(a)	each of the directors on the board of directors of the Seller;

(b)	[***], President – India & ROW business;

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Execution Version

(c)	[***], President - Global Supply Chain & Generics business;

(d)	[***], Chief Financial Officer;

(e)	[***], Company Secretary and compliance officer;

(f)	[***], Associate Vice President - Corporate Strategy, M&A & Business Development;

(g)	[***], Vice President Legal & GC;

(h)	[***], General Manager and Plant Head, only in relation to the Baddi Facility;

(i)	[***], Senior Vice President - Manufacturing;

(j)	[***], Vice President, Human Resources;

(k)	[***], Vice President - Clinical, Regulatory and Medical Affairs, India and ROW; and

(l)	[***], Sr. General Manager - Patents.

“Liability” shall mean any obligation or liability whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, and whether as principal or surety, including any undertaking for the payment or repayment of money (whether in respect of interest, principal or otherwise) of monies borrowed or raised; any acceptance credit, bill discounting, note to purchase, factoring or documentary credit; any financing lease, bond, bank guarantees, letter of credit or other instrument issued in connection with the performance of any contract.

“License Period” shall have the meaning ascribed to it in Clause 8.2.2.

“Long Stop Date” shall have the meaning ascribed to it in Clause 5.3.

“Loss” shall mean any and all direct and/ or actual losses, damages, costs and expenses (including reasonable legal fees) on an after tax basis.

“Material Adverse Effect” means any fact, event, circumstance or condition or series of facts, circumstances or conditions occurring after the Execution Date but before the Closing Date, that:

(a)	prohibits or prevents the Seiler’s ability to consummate the sale and purchase of the Business Undertaking (taken as a whole) in terms of this Agreement; or

(b)	renders this Agreement invalid or unenforceable; or

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Execution Version

(c)	prohibits or prevents the Seller from manufacturing, selling, marketing or distributing any Product or combination of Products, which results in an adverse impact on the aggregate sales turnover of the Business by an amount equal to or exceeding INR 96.00.00,000 (Rupees ninety six crores only). For purposes of this clause (c), the aggregate sales turnover of the Product or combination of Products so prohibited or prevented, in the 12 months period leading up to the date of such prohibition or prevention, shall be deemed to be the amount of adverse impact on the aggregate sales turnover of the Business.

and in each case, which is not remedied by the Long Stop Date.

Provided, however, that notwithstanding the foregoing, any event, fact, effect, change or occurrence resulting from any of the following shall not be construed, either alone or in combination, to constitute a Material Adverse Effect, or be taken into account in determining whether there has been a Material Adverse Effect:

(i)	any change in Applicable Law generally applicable to the sector in which the Seller and/or the Purchaser operates, provided that this sub-clause (i) shall not apply to sub-clause (c) of the definition of Material Adverse Effect;

(ii)	changes or effects that are generally applicable to the economy or industry, industry sector or any geographic market in which the Products are sold or in which the Seller operates, or worldwide economy generally or the securities, syndicated loan, credit or other financial markets generally, including changes in interest or exchange rates;

(iii)	changes or effects that arise out of or are attributable to (I) the acts or omissions of, or circumstances affecting, Purchaser and/or its Affiliates, or (II) actions undertaken pursuant to the performance of this Agreement; (III) any existing event or occurrence or circumstance as Fairly Disclosed in the Disclosed Materials of which Purchaser has actual (but not deemed or constructive) knowledge as of the date hereof;

(iv)	any action by the Seller: (I) which the Purchaser has expressly requested in writing post the Execution Date; or (II) to which the Purchaser has consented to in writing;

(v)	political conditions, including the worsening of any existing conditions;

(vi)	any delay or failure of the Seller to obtain approval from any Authority in relation to the Business for manufacturing, marketing or sale of any new product (other than products manufactured, marketed or sold by the Seller as on the Execution Date) in the Territory;

(vii)	any natural disaster or pandemic or any acts of terrorism, sabotage, military action or war (whether or not declared), or any escalation or worsening thereof, or any other force majeure event, whether or not caused by any Person, or any national or international calamity or crisis;

(viii)	any failure of the Seller to meet internal or public forecasts, projections, predictions, guidance, estimates, milestones or budgets; or

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Execution Version

(ix)	non-completion of any actions required to be completed as Seller Conditions Precedent or Joint Conditions Precedent, which have been waived by the Purchaser in terms of this Agreement.

“Master Batch Record” shall mean the document, as may be amended from time to time, specifying: (a) specifications of the active pharmaceutical ingredient (API) used in the Products, (b) the procedures for testing and releasing the APIs, (iii) the excipients, and such other detail as recorded in the said document.

“Material Business Contracts” shall mean the Business Contracts identified as material Business Contracts in Part A of Schedule C (Business Contracts).

“Master Formula Record” shall mean a document or set of documents specifying the starting materials with their quantities and the packaging materials, together with a description of the procedures and precautions required to produce a specified quantity of a finished product as well as the processing instructions, including the in-process controls, list of specified equipments and their capacities, list of packing material with quantities, packing process, storage conditions, special instructions and atmospheric conditions in any stage of the manufacturing process along with process time and yield.

“Material Shared Contracts” shall mean the Shared Contracts identified as material Shared Contracts in Part A of Schedule J (Shared Contracts).

“Negative CEL Adjustment Amounts” shall have the meaning ascribed to it in Clause 3.6.2(b).

“Negative CWC Adjustment Amounts” shall have the meaning ascribed to it in Clause 3.5.3(b).

“Net Working Capital” shall mean the working capital of the Business and the Parties agree that in relation to Net Working Capital, and Inventory for the purposes of this definition shall only mean and refer to the Inventory that meets the Inventory Criteria.

“Ordinary Course” shall mean any action taken by or on behalf of the Seller that is taken in the ordinary course of the Seller’s normal day-to-day operations in relation to the Business and is substantially consistent with past practice and in either case, on an arm’s length basis or on terms not prejudicial to the Business.

“Permitted Encumbrances” shall mean; (a) Encumbrances arising under contracts which pertain to the Business, entered into in the Ordinary Course as Fairly Disclosed in the Disclosed Materials; (b) Encumbrances for Taxes and other governmental charges arising in the Ordinary Course that may thereafter be paid without penalty.

“Person” shall mean any individual, partnership, corporation, company, unincorporated organization, association, joint venture, trust, society or other entity (whether or not having a separate legal personality) and includes an Authority.

“Positive CEL Adjustment Amounts” shall have the meaning ascribed to it in Clause 3.6.2(a).

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Execution Version

“Positive CWC Adjustment Amounts” shall have the meaning ascribed to it in Clause 3.5.3(a).

“Product Registrations” shall mean all Authorizations and comparable regulatory filings granted to a Seller by or applications therefor in the name of the Seller that are pending with, any governmental Authority (including applications that are in the process of being prepared by the Seller) required to manufacture, commercialize, develop, package, label, store, use, market, import, export, distribute and/or sell any of the Products.

“Products” shall mean the pharmaceutical products set out in Schedule A (Products).

“Purchaser Conditions Precedent” shall have the meaning ascribed to it in Clause 5.2.

“Purchaser CP Certificate” shall have the meaning ascribed to it in Clause 5.5.2.

“Purchaser Trade Mark and Patent License Agreement(s)” shall mean the license agreement to be executed on the Closing Date between the Seller and the Purchaser, for the perpetual, sub-licensable, irrevocable, royalty-free license of the Assigned Trade Marks and Patents, by the Purchaser to the Seller, for use in relation to the other businesses of the Seller (including manufacturing or labelling any of the Products within the Territory for sale and distribution outside the Territory), in agreed form.

“Purchaser Warranties” shall have the meaning ascribed to it in Clause 9.2.1.

“Qualifying Loss” shall have the meaning ascribed to it in Paragraph 2.1(a) of Schedule Q (Limitations on Liability).

“Receiving Party” shall mean the Party receiving any Confidential Information from the Disclosing Party.

“Related Party” shall have the meaning ascribed to such term under the Act or under the Securities and Exchange Board of India (Listing Obligations and Disclosure Requirements) Regulations, 2015;

“Relative” shall have the meaning ascribed to it in Section 2(77) of the Act;

“Representatives” shall have the meaning ascribed to it in Clause 14.1.3(b).

“Restricted Molecule(s)” shall mean each of the molecule (or combination thereof) set out in Part A and Part B of Schedule U (List of Restricted Molecule(s) and Restricted Periods)..

“Restricted Period” shall mean the period specified in Part A and Part B of Schedule U (List of Restricted Molecule(s) and Restricted Periods) against each of the Restricted Molecule(s), in each case commencing from the Closing Date.

“Resultant Amount” shall have the meaning ascribed to it in Clause 3.7.1(a).

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Execution Version

“Seller Bank Account” shall mean bank account of the Seller at [***].

“Seller Business Warranties” shall have the meaning ascribed to it in Clause 9.1.2,

“Seller Conditions Precedent” shall have the meaning ascribed to it in Clause 5.1.

“Seller CP Certificate” shall have the meaning ascribed to it in Clause 5.5.1.

“Seller Fundamental Warranties” shall have the meaning ascribed to it in Clause 9.1.1.

“Seller Trade Mark License Agreement(s)” shall mean the license agreement to be executed on the Closing Date between the Seller and the Purchaser, for the perpetual, sub-licensable, irrevocable, royalty-free license of the Business Intellectual Property specified in Part B of Schedule F (Trade Marks and Patents'), by the Seller to the Purchaser, in agreed form.

“Seller Representatives” shall have the meaning ascribed to it in Clause 6.5.4(b).

“Seller Warranties” shall mean collectively, the Seller Fundamental Warranties and the Seller Business Warranties.

“Shared Contracts” shall mean all purchase orders, manufacture and supply agreements, bids, tenders, lease agreements, leave and license agreements, logistics and warehousing agreements, agreements with customers, purchasers and other agreements with the suppliers/ manufacturers of goods or service providers, and all rights, title, interests, claims and benefits thereunder in each case entered into by the Seller, which relates both to:

(a)	the Business or any part of the Business to be transferred to the Purchaser at Closing; and

(b)	any part of the other businesses of the Seller (within or outside the Territory), or to any product other than the Products or to any Excluded Asset.

A list of all the Shared Contracts is set out in Schedule J (Shared Contracts). The Business Contracts shall not include contracts with C&F agents.

“Specific Indemnity Events” shall have the meaning ascribed to it in Schedule R (Specific Indemnity Events);

“Target Net Working Capital” shall mean [***].

“Tax” shall mean all forms of present and future taxation (including but not limited to direct and indirect taxes such as income-tax, documentary stamps, goods and services tax or other similar taxes), deductions, withholdings, duties, cess, surcharge, imposts, levies, fees, charges, social security contributions and rates imposed, levied, collected, withheld or assessed by any Taxing Authority or other taxing authority in the Territory, in relation to the Business Undertaking and any interest, additional taxation penalty, surcharge or fine in connection therewith and “Taxes” shall be construed accordingly.

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Execution Version

“Taxing Authority” shall mean any Authority or other authority competent to impose Tax, including the assessing officer appointed under the provisions of the IT Act and the assessing officer under the provisions of Applicable Law pertaining to indirect Taxes.

“Technology Transfer” shall mean the transfer by the Seller to the satisfaction of the Purchaser, of any technology for the commercial manufacture of the Products, its documentation and all analysis methods, processes and manufacturing formula, methods, trade-secrets, know-how and processes which are useful or necessary for the manufacture of the Products by the Purchaser at its/designated site on or after the Closing Date and so as to not cause any disruption in the Business on account of the transfer of the Business Undertaking between the Parties.

“Technology Transfer Document” shall mean, in each case relating to Technology Transfer, the methods, standard operating procedures, guidelines, checklists, protocols, manuals, drawings, flow-charts, specifications and other written/documentary record of the step-by-step and detailed description of the manufacturing process of or in relation to each of the Products and includes without limitation, data on analytical method for the active pharmaceutical ingredients inclusive of critical tests like assay, related substances and residual solvents, in- process analytical methods, finished product analytical methods including critical tests like assay, dissolution, related substances and dissolution profile and Master Formula Record and process instructions, Master Batch Records, validation protocol, batch packaging records and specifications for APIs, excipients, in- process and finished products. It is clarified that Technology Transfer Document shall also include training material and supporting literature (if any) for provision of necessary training to the people involved in the process of manufacture.

“Territory” shall mean all or any of the territories of India, Nepal, Bhutan, Sri Lanka and Maldives.

“Threshold Loss” shall have the meaning ascribed to it in Paragraph 2.1(b) of Schedule Q (Limitations on Liability).

“Transaction Costs” shall mean the aggregate of all the costs and expenses incurred, paid or payable, for or in connection with the Transaction Documents and the transfer of the Business Undertaking to the Purchaser.

“Transaction Documents” shall mean this Agreement and the Ancillary Agreements.

“Transfer Letter” shall have the meaning ascribed to it in Clause 6.5.1(b).

“Transferring Employees” shall have the meaning ascribed to it in Clause 6.5.1 (e).

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Execution Version

“Transitional Manufacturing Agreement” shall mean the agreement to be executed between the Seller and the Purchaser, in relation to the manufacture by the Purchaser of certain product(s) for the Seller at the Baddi Facility, in agreed form.

“Transitional Services Agreement” shall mean the transitional services agreement to be executed between the Seller and the Purchaser, for provision by the Seller of certain services to the Purchaser in connection with the Business for the Transition Term, in agreed form.

“Transition Period Assets” shall have the meaning ascribed to it in Clause 6.5.5(a).

“Transition Term” shall mean a period of [***] from the Closing Date, or as otherwise mutually agreed to in writing between the Parties in respect of specified services under the Transitional Services Agreement.

“Unregistered Copyrights” means those copyrights that are not the subject of a pending application for registration with, or that are not registered with any copyright office.

“Unregistered Trademarks” shall mean those trademarks that are not the subject of a pending application for registration, or that are not registered, with any trademark or intellectual property office.

“Wockhardt Names and Marks” shall have the meaning ascribed to it in Clause 8.2.1.

1.2	Interpretation

1.2.1	Words and expressions used in this Agreement but not defined in Clause 1.1 shall, to the extent not inconsistent with the context thereof, have the meanings as ascribed thereof.

1.2.2	In this Agreement, unless the context otherwise requires:

(a)	references to the masculine, the feminine or the neuter gender shall include each of the other genders;

(b)	any reference to the singular shall include the plural and vice-versa;

(c)	the terms “hereof’, “herein”, “hereby”, “hereto” and derivative or similar words refer to this entire Agreement or specified Clauses, as the case may be;

(d)	recitals, headings, sub-headings and bold typeface are only for convenience and shall be ignored for the purposes of interpretation;

(e)	references to any legislation or law or to any provision thereof shall include references to any such law or provisions as it may, after the Execution Date, from time to time, be amended, supplemented or re-enacted, and any reference to a statutory provision shall include any subordinate legislation made from time to time under that provision;

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Execution Version

(f)	references to the words “include” or “including” shall be construed without limitation;

(g)	Schedules and Annexures form an integral part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include a reference to the Schedules and Annexures attached to it. Any references to Recitals, Clauses, Annexures and Schedules are to Recitals of, Clauses of, Annexures and Schedules to this Agreement. Any references to parts or paragraphs are, unless otherwise stated, references to parts or paragraphs of the Annexures or Schedule in which the reference appears;

(h)	any reference in this Agreement, to consent or approval or similar connotation, unless expressly stated otherwise, shall be in writing, and shall include electronic mail communications followed by physical delivery through first class courier / registered post;

(i)	any reference to a document in an “agreed form” is to a document in a form agreed between the Parties and identified, by reference and in writing (in each case with such amendments as may be agreed in writing by or on behalf of the Parties);

(j)	when any number of days or any period of time is prescribed in any document, the same shall be reckoned exclusively of the first and inclusively of the last day unless the last day does not fall on a Business Day, in which case the last day shall be the next succeeding day that is a Business Day;

(k)	Where any obligation in this Agreement is expressed to be undertaken or assumed by any Party, that obligation is to be construed as requiring the Party concerned to exercise all rights and powers of control over the affairs of any other Person which it is legally entitled to exercise (whether directly or indirectly) in order to secure performance of the obligation. Any obligation in this agreement on a Party not to do something includes an obligation not to agree or allow that thing to be done;

(l)	the words “directly or indirectly” mean directly, or indirectly through one or more intermediary Persons, or through contractual or other legal arrangements, and “direct or indirect” shall have the correlative meanings.

2.	SALE AND PURCHASE OF THE BUSINESS UNDERTAKING

2.1	Subject to the terms and conditions of this Agreement and placing reliance on the representations, warranties provided by and covenants of the other Party, the Seller hereby agrees to sell, transfer, convey, assign and deliver to the Purchaser, and the Purchaser, hereby agrees to purchase from the Seller on the Closing Date, as a going concern, on a slump sale basis, on a cash-free and debt-free basis, free and clear of all Encumbrances (except under sub-clause (b) of the definition of Permitted Encumbrances), all right, title and interest of the Seller (existing as of the Closing Date) in and to the Business Undertaking, such that on the Closing Date:

(a)	the Business Undertaking shall be deemed to have been transferred to and vested in the Purchaser, free of all Encumbrances (other than under subclause (b) of the definition of Permitted Encumbrances), on a cash-free and debt-free basis;

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Execution Version

(b)	the Purchaser would be entitled to all rights, title, interest and rewards and shall assume and perform all obligations, liabilities and risks in and to the Business Undertaking as set out herein, completely and absolutely; and

(c)	the Purchaser shall have the full ability, rights, power and authority, necessary for conducting and carrying on the business of the Business Undertaking as a going concern in the same manner, in which the Seller has conducted and carried on the business of the Business Undertaking, in continuation of, and as successor to the Seller in relation to the Business.

2.2	The Seller agrees that the Business Assets, the Business Intellectual Property, the Business Contracts, the Shared Contracts and the Business Permits and Licenses (which are capable of being transferred under Applicable Law) if any, that are owned by or are otherwise in possession or in control of any Person other than the Seller and set out in the relevant Schedules , shall be acquired by the Seller prior to the Closing Date, so that it may perform its obligations towards the transfer of the Business Assets, the Business Intellectual Property, Business Contracts and the Business Permits and Licenses to the Purchaser at Closing.

2.3	Without derogation to and other than such rights and benefits comprised in the Business Undertaking, the Seller shall be entitled to, and shall retain only such of the rights and benefits in relation to the Business Undertaking:

(a)	pursuant to any claims made by the Seller (including any insurance claims) prior to the Closing Date; or

(b)	to the extent of statutory rights and benefits which have accrued, or relate to any act or event that has occurred, or relate to any period, prior to the Closing (including any duty drawback benefits in respect of the Products exported by the Seller prior to the Closing Date), received by it or which may become due to it whether prior to or following the Closing Date. The Seller shall not be entitled to any dues arising or pertaining to the period on or after the Closing Date.

In the event that the Purchaser receives after the Closing Date, any sums that the Seller is entitled to retain under this Clause 2.3, it shall promptly refund the same to the Seller in accordance with the provisions of Clause 8.4.3.

2.4	For the avoidance of doubt, the Parties acknowledge that the Excluded Assets and Excluded Liabilities do not form a part of the Business Undertaking and are accordingly not being sold, assigned, transferred, conveyed or delivered to the Purchaser and the Purchaser is not purchasing, acquiring or accepting from the Seller, the Excluded Assets and Excluded Liabilities, which shall be retained and paid, performed and discharged when due by Seller out of its own sources and without recourse to the Purchaser.

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Execution Version

2.5	All the right, title or interest over or with respect to the Business Undertaking and possession of the Business Undertaking shall remain vested with the Seller, until the occurrence of Closing in accordance with Clause 7 and other applicable terms of this Agreement, notwithstanding any provision to the contrary, and nothing in this Agreement shall be construed as a transfer of the Business Undertaking, or as creating any right, title or interest of any nature in such Business Undertaking in favour of the Purchaser prior to such Closing Date.

2.6	Subject to the provisions of this Clause 2, the Purchaser agrees, confirms and acknowledges that with effect from the Closing Date, all right, title, interest, risks and obligations of the Seller comprised in the Business Undertaking, shall be assigned and transferred from the Seller to the Purchaser completely and absolutely and the Seller shall not in any manner whatsoever, be responsible, liable or obliged (whether financially or otherwise) towards the Purchaser or to a third party in relation to the Business Undertaking in respect of the foregoing.

2.7	All:

(a)	periodical charges and periodical outgoings of the Business Undertaking or related to Business Assets, including rents, rates and non-customer rebates, insurance, gas, electricity, telephone and water charges;

(b)	liabilities in relation to the Transferring Employees including salaries, wages, entitlement to paid holiday, employee bonus, expenses, pension contributions, except to the extent that (i) such liability has been adjusted from the Consideration in accordance with Clause 3; or (ii) the liability for provident fund for which funds have been transferred in accordance with Clause 8.1.4; and

(c)	liability to Tax relating to the Business,

shall be apportioned on a time basis, so that such part of the relevant charges attributable to the period ending on the Closing Date shall be borne by the Seller and such part of the relevant charges attributable to the period commencing on the Closing Date shall be borne by the Purchaser. All rents, licence fees, royalties and other periodical receipts of the Business shall be apportioned between the Seller and the Purchaser on a like basis.

2.8	In the event that any periodical charges and periodical outgoings and/ or periodical receipts for the period commencing on the Closing Date relate both to the Business Undertaking as well as the other businesses of the Seller, then:

(a)	such part of the relevant charges or receipts attributable to the Business Undertaking shall be borne or received by the Purchaser; and

(b)	such part of the relevant charges or receipts attributable to the other businesses of the Seller shall be borne or received by the Seller.

2.9	The Parties shall not take any action which may prevent or restrict the transfer of the Business Undertaking from the Seller to the Purchaser in accordance with the terms of this Agreement.

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Execution Version

3.	CONSIDERATION

3.1	In consideration of the transfer of the Business Undertaking by the Seller to the Purchaser as a going concern on a slump sale basis, and on a cash-free and debt- free basis, the Purchaser shall pay the Seller in accordance with the terms of this Agreement lump sum consideration of INR 1,850,00,00,000/- (Rupees one thousand eight hundred and fifty crores only) (“Consideration”), which shall be paid as follows:

(a)	an amount of [***] (“Closing Date Payment”) shall be paid on the Closing Date by way of a wire transfer by the Purchaser to the Seller Bank Account, subject only to the adjustments specified in Clause 3.4; and

(b)	an amount of [***] (“Escrow Amount”) shall be paid by way of wire transfer, to the Escrow Account which shall be dealt with in accordance with Clause 3.7.

3.2	No Allocation

The Parties agree and acknowledge that the transaction contemplated in this Agreement is a purchase and sale of the Business Undertaking free and clear of any Encumbrances (other than under sub-clause (b) of the definition of Permitted Encumbrance) as a going concern on a slump sale basis, and the Consideration is a lump sum consideration in lieu thereof, and no specific part of the Consideration is (nor can it be) allocated to any specific asset or right of the Seller comprised in the Business Undertaking. Determination of the value of any Business Asset or Business Current Liabilities for the purpose of payment of stamp duty, registration fees or other similar taxes or fees, shall not be regarded as assignment of values to any Business Asset or Business Current Liabilities.

3.3	All sums payable by the Parties under this Agreement shall be paid free and clear of all deductions or withholdings whatsoever including on account of set-off or counterclaim.

3.4	Closing Date Consideration Adjustments

3.4.1	At least 3 (three) Business Days prior to the Closing Date, the Seller shall deliver to the Purchaser:

(a)	a good-faith estimate, which shall be accompanied by reasonable supporting documentation, of the Net Working Capital as of the Closing Date and calculated in accordance with the Accounting Principles (“Estimated Net Working Capital”); and

(b)	an actuarial assesment report (“Initial Actuarial Assessment”) relating to the leave encashment liability, accumulated leave balance, sick leave or unencashed leave, long term service award, unfunded gratuity, unpaid salary, unpaid variable pay, provident fund shortfall (if any) and unpaid proportionate incentives, in each case, for and until the Closing Date in respect of the Business Employees (“Estimated Employee Dues”) prepared by the Actuary.

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Execution Version

3.4.2	The Consideration to be paid by the Purchaser to the Seller on the Closing Date in accordance with Clause 7 shall be adjusted and determined in the following manner:

(a)	In the event the Estimated Net Working Capital determined in accordance with this Clause 3.4 is higher than the Target Net Working Capital, the Closing Date Payment shall be enhanced by an amount which is equal to the difference between the Estimated Net Working Capital and the Target Net Working Capital; or

(b)	In the event the Estimated Net Working Capital determined in accordance with this Clause 3.4 is lower than the Target Net Working Capital, the Closing Date Payment shall be reduced by an amount which is equal to the difference between the Target Net Working Capital and the Estimated Net Working Capital; and

(c)	The Closing Date Payment shall be reduced by an amount which is equal to the Estimated Employee Dues.

3.5	Post-Closing Consideration Adjustment for Working Capital

3.5.1	Within 3 (three) Business Days from the Closing Date, the Purchaser shall appoint an Independent Auditor, in consultation with the Seller, for the purposes of determining the Net Working Capital of the Business Undertaking as of the Closing Date and calculated in accordance with the Accounting Principles (“Closing Date Net Working Capital”). The Seller shall provide access and co-operation to the necessary data, documents as may be reasonably requested for by such Independent Auditor for the aforesaid determination.

3.5.2	The Independent Auditor shall within a period not exceeding 30 (thirty) Business Days from the date of his appointment, provide a report (the “Independent Auditor’s Report”), simultaneously to the Purchaser and the Seller specifying the calculation of the Closing Date Net Working Capital, which shall be accompanied by reasonable supporting documentation thereof. The Closing Date Net Working Capital as specified in the Independent Auditor’s report shall be final and binding on both Parties.

3.5.3	The Parties hereby agree that:

(a)	In the event the Closing Date Net Working Capital is higher than the Estimated Net Working Capital, the Purchaser shall be liable to pay to the Seller an amount equal to the difference between the Closing Date Net Working Capital and the Estimated Net Working Capital (“Positive CWC Adjustment Amounts”); or

(b)	In the event the Closing Date Net Working Capital is lower than the Estimated Net Working Capital, the Seller shall be liable to pay an amount equal to the difference between the Estimated Net Working Capital and the Closing Date Net Working Capital (“Negative CWC Adjustment Amounts”).

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Execution Version

3.6	Post Closing Adjustment For Employee Liabilities

3.6.1	Within 15 (fifteen) Business Days from the Closing Date, the Actuary shall undertake an actuarial assessment of the leave encashment liability, accumulated leave balance, sick leave or unencashed leave, long term service award, unfunded gratuity, unpaid salary, unpaid variable pay, provident fund shortfall (if any) and unpaid proportionate incentives for and until the Closing Date (whether or not the same shall have accrued for payment) in respect of the Transferring Employees as on the Closing Date (“Closing Date Employee Dues”) and provide a report simultaneously to the Purchaser and the Seller. The Closing Date Employee Dues specified in such report shall be final and binding on both Parties.

3.6.2	The Parties hereby agree:

(a)	In the event the Closing Date Employee Dues determined is lower than the Estimated Employee Dues, the Purchaser shall be liable to pay to the Seller an amount equal to the difference between the Estimated Employee Dues and the Closing Date Employee Dues (“Positive CEL Adjustment Amounts”); or

(b)	In the event the Closing Date Employee Dues is higher than the Estimated Employee Dues, the Seller shall be liable to pay to the Purchaser, an amount equal to the difference between the Closing Date Employee Dues and the Estimated Employee Dues (“Negative CEL Adjustment Amounts”).

3.7	Escrow Amount

3.7.1	Upon finalization of the amounts specified in Clauses 3.5.3 and 3.6.2, the Parties shall perform and cause the Escrow Agent to perform necessary actions to give effect to the following:

(a)	the Positive CWC Adjustment Amounts or Negative CWC Adjustment Amounts (as the case may be), on the one hand, and the Positive CEL Adjustment Amount or the Negative CEL Adjustment Amounts (as the case may be), on the other hand, shall be set off or aggregated, as the case may be, against each other (“Resultant Amount”);

(b)	If the Resultant Amount is a positive number, then the Purchaser shall forthwith and without requiring further demand or other action of the Seller, transfer such amounts to the bank account of the Seller and the Parties shall require the Escrow Agent to transfer the Escrow Amount to the Seller;

(c)	If the Resultant Amount is a negative number, then the Escrow Amount shall be accordingly reduced and such Resultant Amount shall be forthwith paid by the Escrow Agent to the Purchaser and the balance (if any) in the Escrow Account shall be paid by the Escrow Agent to the Seller;

(d)	If the Resultant Amount is a negative number and is more than the Escrow Amount, then the Parties shall require the Escrow Agent to transfer the Escrow Amount to the Purchaser and the Seller shall, forthwith and without requiring further demand or other action of the Purchaser, pay the difference between the Resultant Amount and the Escrow Amount to the Purchaser.

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Execution Version

The foregoing mechanism and the manner of instructions to the Escrow Agent to give effect to the agreed principles as set out above shall be elaborated in the Escrow Agreement.

3.7.2	Notwithstanding anything to the contrary, in case the Escrow Account is an interest bearing account, the interest on the entire Escrow Amount shall accrue directly to the Seller and shall be remitted to the Seller upon the closure of the Escrow Account. It is clarified that such interest shall not be subject to or utilized in relation to the adjustments contemplated in this Clause 3.7. The Parties agree that Tax, if any, on the interest on the entire Escrow Amount shall be borne by the Seller.

4.	ACTIONS ON THE EXECUTION DATE

On the Execution Date:

(a)	the Seller shall deliver to the Purchaser, a certified true copy of the resolution passed by the board of directors of the Seller, authorizing the execution, delivery and performance of this Agreement and other Transaction Documents and authorizing its respective officer(s) to execute this Agreement and other Transaction Documents on its behalf;

(b)	the Seller shall deliver to the Purchaser the executed copy of the Disclosure Letter as on the Execution Date; and

(c)	the Purchaser shall deliver to the Seller, a certified true copy of the resolution passed by the board of directors of the Purchaser, authorizing the execution, delivery and performance of this Agreement and other Transaction Documents authorizing its respective officer(s) to execute this Agreement and other Transaction Documents on its behalf.

5.	CONDITIONS PRECEDENT TO CLOSING

5.1	Seller Conditions Precedent

The obligation of the Purchaser to purchase the Business Undertaking from the Seller on the Closing Date in accordance with the terms of this Agreement is subject to the fulfillment of the conditions listed in Part C of Schedule L (Joint Conditions Precedent) (“Joint Conditions Precedent”) by the Parties and the following conditions (“Seller Conditions Precedent”) by the Seller, any one or more of which may be waived in writing by the Purchaser (in whole or in part), conditionally or unconditionally, at its sole discretion but subject to Applicable Law:

(a)	all the conditions precedent set out in Part A of Schedule L (Seller Conditions Precedent) having been fulfilled to the satisfaction of the Purchaser;

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Execution Version

(b)	the Seller Fundamental Warranties being true and correct and not misleading in all respects as of the Closing Date, except for matters Fairly Disclosed in the updates to the Disclosed Materials;

Provided that only events or circumstances approved by the Purchaser in accordance with Clause 6 shall constitute a disclosure against a Seller Fundamental Warranties; and

(c)	No Material Adverse Effect has taken place.

5.2	Purchaser Conditions Precedent

The obligation of the Seller to sell the Business Undertaking to the Purchaser on the Closing Date is subject to the fulfillment of the Joint Conditions Precedent by the Parties and the following conditions (“Purchaser Conditions Precedent”) by the Purchaser, any one or more of which may be waived in writing by the Seller (in whole or in part), conditionally or unconditionally, at its sole discretion but subject to Applicable Law:

(a)	All the conditions precedent set out in Part B of Schedule L (Purchaser Conditions Precedent);

(b)	The Purchaser Warranties being true and correct and not misleading as on the Closing Date.

5.3	Long Stop Date

Each of the Parties undertake to use best efforts to ensure satisfaction of the Conditions Precedent applicable to them, as soon as practicable, and in any event not later than 3 (three) months from the Execution Date, or such extended date as may be mutually agreed to by the Parties in writing (“Long Stop Date”).

5.4	Co-operation

Each Party shall provide all reasonable information and co-operation required by the other Party for the consummation of the transactions contemplated by this Agreement, including for the purposes of preparing and filing of any applications or intimations to any Authority or for preparing responses to any queries raised by such Authorities. If any Party becomes aware of anything which could, will or may prevent any of the Conditions Precedent from being satisfied, before the Long Stop Date, the relevant Party shall notify the other in writing as soon as practicable.

5.5	CP Certificates

5.5.1	Within a period of 2 (two) Business Days from the fulfillment (or waiver, as the case maybe) of the last of the Seller Conditions Precedent and the Joint Conditions Precedent, the Seller shall deliver to the Purchaser a certificate (“Seller CP Certificate”) in the form set out in Schedule M (Form of CP Certificate), to the effect that all the Seller Conditions Precedent and the Joint Conditions Precedent have been completed (unless duly waived by the Purchaser in accordance with this Agreement), attaching thereto certified true copies of the relevant supporting documents evidencing completion of each of the Seller Conditions Precedent and the Joint Conditions Precedent.

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Execution Version

5.5.2	Within a period of 2 (two) Business Days from the fulfillment (or waiver, as the case maybe) of the last of the Purchaser Conditions Precedent and the Joint Conditions Precedent, the Purchaser shall deliver to the Seller a certificate (“Purchaser CP Certificate”) in the form set out in Schedule M (Form of CP Certificate) to the effect that all the Purchaser Conditions Precedent and the Joint Conditions Precedent have been completed (unless duly waived by the Seller in accordance with this Agreement), attaching thereto certified true copies of the relevant supporting documents evidencing completion of each of the Purchaser Conditions Precedent and the Joint Conditions Precedent.

5.6	Upon delivery of the Seller CP Certificate to the Purchaser and of the Purchaser CP Certificate to the Seller, the Closing shall occur in accordance with Clause 7 hereto, subject to no Material Adverse Effect having occurred.

5.7	Non-fulfillment of Conditions Precedent

5.7.1	If any of the Seller Conditions Precedent or the Purchaser Conditions Precedent or the Joint Conditions Precedent (as the case may be) are not fulfilled or duly waived by the Long Stop Date, then in case of the Purchaser Conditions Precedent and the Joint Conditions Precedent, the Seller may, and in case of the Seller Conditions Precedent and the Joint Conditions Precedent, the Purchaser, may:

(a)	to the extent permissible under Applicable Law, and subject to Clauses 5.1 and 5.2, convert the outstanding Conditions Precedent of the other Party to a condition subsequent, by giving notice; and/or

(b)	to the extent permissible under the Applicable Law, and subject to Clauses 5.1 and 5.2, waive in writing, in whole or in part, conditionally or unconditionally, the outstanding Conditions Precedent; and/or

(c)	mutually agree in writing to extend the Long Stop Date by a further period as it deems fit and if so done, the provisions of this Agreement shall apply as if such extended date is the Long Stop Date; and/ or

(d)	terminate this Agreement in accordance with Clause 12.2, by givi ng a notice in writing to the other Party, in which event this Agreement shall terminate with effect from the date of such notice, unless prior thereto, the outstanding Conditions Precedent shall have been fulfilled by the other Party to the satisfaction of the Party issuing the notice hereto.

5.7.2	In the event that the Seller has delivered to the Purchaser the Seller CP Certificate in terms of Clause 5.5.1 and subject to no Material Adverse Effect subsisting, the Purchaser fails to, undertake the payment obligation as set out in Clause 7.2(a), then the Purchaser undertakes to pay to the Seller an amount of [***] (“Break Fee”). The Purchaser shall pay the Break Fee to the Seller within 35 (thirty five) Business Days of the delivery of the Seller CP Certificate. Payment shall be made in cash in immediately available funds to the Seller Bank Account. It is agreed by the Parties that the Break Fee represents a genuine pre-estimate of losses that would be suffered by the Seller as foreseen by the Parties and is not in the nature of a penalty. The right of the Seller under this Clause 5.7.2 to recover the Break Fee shall be the sole monetary remedy available to the Seller on the occurence of the events specified herein.

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Execution Version

6.	PRE-CLOSING COVENANTS

6.1	From the Execution Date until the Closing Date, the Seller shall, subject to the provisions of this Agreement or unless otherwise agreed with the Purchaser in writing, continue to conduct and operate the Business Undertaking in the Ordinary Course, and shall take all commercially reasonable efforts to preserve the value and goodwill of the Business Undertaking.

6.2	Without limiting the generality of Clause 6.1, from the Execution Date until Closing, the Seller shall use commercially reasonable efforts to:

(a)	maintain the Business as a going concern and not discontinue or cease to operate all or a material part of the Business other than as specifically required under this Agreement;

(b)	preserve and maintain all Business Permits and Licenses required to conduct the Business as currently operated;

(c)	perform all of its material obligations under all Business Contracts and Shared Contracts to the extent relating to or affecting the Business;

(d)	comply in all material respects with all Applicable Laws;

(e)	maintain the material insurance policies relating to the Business or Business Undertaking;

(f)	maintain the Inventory at levels consistent with past practice; and

(g)	give notice as soon as may be reasonably practicable to the Purchaser in writing of (i) the occurrence of any matter or event which in the sole opinion of the Seller is likely to result in a Material Adverse Effect or result in any Seller Fundamental Warranty becoming untrue or inaccurate; and (ii) any breach of any material covenant or obligation of the Seller contained in this Agreement or (iii) any written notice or other communication from any Person or Authority alleging that the consent of such Person or Authority is or may be required in connection with the transactions contemplated by this Agreement.

6.3	Without prejudice to the foregoing and provided that such actions do not breach or would not cause or result in a breach of any of the terms of this Agreement or other Transaction Documents, the Seller may take the following actions:

(a)	any action required to give effect to, in preparation of or otherwise in connection with the transfer of the Business Undertaking to the Purchaser as envisaged under this Agreement and the transactions contemplated under the Ancillary Agreements;

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Execution Version

(b)	any action to the extent it is required to be undertaken to comply with Applicable Law;

(c)	any matter undertaken by the Seller which in the opinion of the Seller is necessary or desirable in an emergency or disaster situation;

(d)	the appointment to a vacancy (other than in respect of Key Employees, for which the Seller shall consult with the Purchaser) or termination for cause of employees engaged in the Business or any related actions (including payments to such employees) for the conduct of the Business;

(e)	any action for the operation of the other businesses of the Seller in the Ordinary Course; or

(f)	subject to Applicable Law, any action for declaring, authorising, making or paying any dividend in cash or other distribution in cash or reducing, purchasing or redeeming a part of its share capital,

6.4	Negative Covenants

Without prejudice to the generality of Clause 6,1, during the period between the Execution Date and the Closing Date, the Seller shall not do or agree to do, any of the following in relation to the Business Undertaking (other than those actions specifically set out in Clause 6.1 and 6.3 above), without the prior written consent of the Purchaser which consent shall not be unreasonably withheld and shall be provided within 5 (five) Business Days from the date of the request by the Seller:

(a)	create, extend, grant any Encumbrances or permit to subsist any Encumbrance (other than Permitted Encumbrance) over the Business Assets;

(b)	sell, lease, license or otherwise dispose of any Business Asset exceeding a value of INR 20,00,000 and / or in aggregate exceeding a value of INR 50,00,000 or the Business Intellectual Property;

(c)	enter into a contract exceeding a value of INR 20,00,000, other than solely renewals to any Business Contract that would lapse before Closing or within 3 (three) months thereof;

(d)	enter into any settlement agreement with any trade or labour union in relation to the Business Employees;

(e)	amend or terminate any collective bargaining agreement where such agreement or amendment imposes additional financial burden on the Business;

(f)	(I) terminate or dismiss, other than on disciplinary grounds, or change any material terms of employment of the Business Employees including the roles and responsibilities, in each case other than changes to roles in the Ordinary Course and consistent with past practice or cause any movement of Business Employees between the Business and other businesses units of the Seller;or (II) or change any material terms of employment (including granting any increase in the compensation or benefits) of the Business Employees, other than changes in the Ordinary Course and consistent with past practice;

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Execution Version

(g)	agree to any exclusivity, non-competition or similar provision or covenant restricting Seller (with respect to the Business) from competing in any line of business or with any Person or in any area or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of the products or services of the Business) which would have any adverse effect on the Business after the Closing;

(h)	bring, file, cancel, compromise or settle any material claim, or intentionally waive or release any material rights that relate to the Business or the Business Assets, in a manner that would materially adversely affect the Business after Closing;

(i)	make any commitment for capital expenditures in the Business in excess of INR 1,00,00,000 (Rupees One Crore only) in the aggregate that would be payable after the Closing Date;

(j)	adopt any plan of or agreement of liquidation, dissolution, restructuring, merger, demerger, consolidation, slump sale, recapitalization or other reorganization of the Seller as would affect the transfer of the Business under this Agreement;

(k)	enter into any agreement or arrangement, pass any shareholder resolution or take any definitive steps to give effect to any of the foregoing matters or agree to take any of the foregoing actions;

(l)	negotiate, engage in, solicit, encourage, invite or initiate discussions, negotiations or submissions of proposals, indications of interest or offers in respect of a transaction that on the whole or in part, involves the Business Undertaking, and/or furnish or cause to be furnished to any person any information in furtherance of any such proposed transaction;

(m)	[***]

6.5	Pre-Closing Actions for Transfer

6.5.1	Employees

(a)	The Seller will, prior to the Closing Date, notify the Business Employees of the proposed transfer of the Business Undertaking by the Seller to the Purchaser, the consequent transfer of their employment to the Purchaser with effect from the Closing Date on the terms set out in Clause 6.5.1(c) below. No communications shall be made by the Purchaser to any Business Employees prior to the Closing Date, other than with the prior written consent of the Seller or as otherwise provided for in this Agreement.

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Execution Version

(b)	On or prior to the Closing Date, each of the Business Employees shall be issued a transfer letter jointly from the Seller and the Purchaser, in a format mutually agreed between the Parties, confirming (i) the transfer of their employment to the Purchaser with effect from the Closing Date, inter alia on the terms set out in Clause 6.5.1(c) below; and (ii) that they have no claims against the Seller (“Transfer Letter”) and requesting that they each signify their acceptance by signing on triplicate copies thereof and returning the same to the Seller.

(c)	The Purchaser shall ensure that the transfer of all the Transferring Employees shall be on such terms that:

(i)	the service of the Transferring Employees shall not be interrupted by the transfer of their employment from the Seller to the Purchaser;

(ii)	the terms and conditions of employment applicable to the Transferring Employees after the transfer of their employment from the Seller to the Purchaser (effective from the Closing Date), shall not, be less favourable than those applicable to such Transferring Employees immediately before such transfer of their employment from the Seller to the Purchaser; and

(iii)	in the event any Transferring Employee is terminated from his/ her employment after the transfer of their employment to the Purchaser, the Purchaser shall pay compensation on the basis that such Transferring Employee’s employment has been continuous and has not been interrupted by the transfer of his/ her employment from the Seller to the Purchaser (effective from the Closing Date).

(d)	The Purchaser shall not be required to grant or provide any equity entitlement, options, awards, interests, or such other similar equity linked financial incentive schemes to any Transferring Employee.

(e)	Business Employees who return signed copies of the Transfer Leiters in accordance with Clause 6.5.1(b) above will become the employees of the Purchaser on and from the Closing Date (“Transferring Employees”).

(f)	With immediate effect from the Closing Date, the Purchaser shall take over the employment of the Transferring Employees and shall be solely responsible for the due fulfilment and maintenance of all employee related obligations, including their salaries, employment benefits, severance, or other termination pay, etc. as falls due and becomes payable after the Closing Date in each case pertaining to (i) the period post Closing and (ii) the period pre-Closing, to the extent that such liability / obligation has been adjusted from the Consideration in accordance with Clause 3 above or funds in respect of which have been transferred by the Seller in accordance with Clause 8.1.4 below. Subject to Clause 6.5.1(c) above, all obligations, liabilities, costs, related expenses and commitments in respect of claims made by any Business Employee, not being a Transferring Employee, for severance shall be retained and assumed by the Seller.

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Execution Version

(g)	The Seller shall provide all such support as may be reasonably required by the Purchaser, and shall use best endeavors to facilitate the acceptance of the Transfer Letter by the Business Employee and the consequent transfer of the Transferring Employees to the rolls of the Purchaser with effect from the Closing Date, such that at least 60% of the Business Employees shall also be Transferring Employees.

(h)	The Seller shall take endeavors to cause each of the Key Employees to accept in writing, the Transfer Letter and to join the employment of the Purchaser on and with effect of the Closing Date.

[***]

(i)	If any one or more persons are employed by the Seller to replace any existing employees who have resigned or are terminated for cause, in the Business during the period between the Execution Date and the Closing Date or if the employment of any one or more Business Employees terminates during the period between the Execution Date and Closing Date, in each case in accordance with and subject to the provisions of Clause 6 above, the names of such Business Employees shall be deemed to have been added to, or as the case may be, deleted from Schedule D (Business Employees), and Schedule D (Business Employees) shall stand modified to such extent.

(j)	Any employment offered by the Purchaser to the Business Employees pursuant to the terms of this Agreement shall be conditional on Closing (however the employment to the Transferring Employee will be un-interrupted by the transfer) and the letters executed by the Transferring Employees or the fresh offer of employment or equivalent document issued by the Purchaser to the Transferring Employee on the terms and conditions of service applicable after such transfer shall not be less favorable to the Transferring Employees than those applicable to him immediately before the transfer.

6.5.2	Business Contracts and Shared Contracts

(a)	At such time as may be mutually agreed in writing between the Parties during the period between the Execution Date and Closing Date, the Seller shall involve the Purchaser and engage in joint discussions with the contractual counterparties to:

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Execution Version

(i)	the Material Business Contracts, for execution of Deed(s) of Novation/ Assignment (effective from the Closing Date); and

(ii)	the Shared Contracts, for the amendment and restatement of the Shared Contracts and/ or the execution of agreement(s), the effect of which shall be that:

(A)	the benefit and burden of the relevant part of the Shared Contract (which relates exclusively to the Business or any part of the Business to be transferred to the Purchaser) is severed from such Shared Contract with effect from the Closing Date; and

(B)	an arrangement equivalent to such Shared Contract is entered into between the relevant counterparty and the Purchaser with effect from the Closing Date.

(b)	If any of the Business Contracts identified in Schedule C (Business Contracts) are terminated or expire and are replaced by a contract with another Person of equivalent good standing on terms no less favorable for the Business, subject to and in accordance with the provisions of Clause 6.4, then the references in this Agreement to ‘Business Contracts’ shall be construed excluding or including such Business Contracts (as the case may be), and such Business Contracts shall be deemed to have been deleted or added to (as the case may be) from Schedule C (Business Contracts), Schedule C (Business Contracts) shall stand modified to such extent.

(c)	If any of the Shared Contracts identified in Schedule J (Shared Contracts) are terminated or expire and are replaced by a contract with another Person of equivalent good standing on no less favorable terms for the Business, subject to and in accordance with the provisions of Clause 6.4, then the references in this Agreement to ‘Shared Contracts’ shall be construed excluding or including such Shared Contracts (as the case may be), and such Shared Contracts shall be deemed to have been deleted or added to (as the case may be) from Schedule J (Shared Contracts), Schedule J (Shared Contracts) shall stand modified to such extent.

(d)	Neither this Agreement nor any action carried out under any Ancillary Agreements shall constitute:

(i)	an assignment or attempted assignment of any of the Business Contracts which are not assignable without the consent of another Person if such assignment or attempted assignment would constitute a breach of such Business Contracts, except to the extent that such prior written consent is obtained of the relevant counterpart; or

(ii)	a transfer or attempted transfer of the relevant part of the Shared Contract (which relates exclusively to the Business or any part of the Business to be transferred to the Purchaser), except to the extent that requisite agreements are executed with the relevant counterparty.

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Execution Version

(e)	If any of the Business Contracts or Shared Contracts cannot be novated as required, despite the best efforts of the Seller, in accordance with Paragraph 4 of Part A of Schedule L (Conditions Precedent), then the Seller, with the prior written consent of the Purchaser, shall be permitted to replace such Business Contract or Shared Contract with another contract with a Person of at least equivalent good standing on terms no less favorable for the Business.

(f)	In relation to the Business Contracts and Shared Contracts, the Seller shall take best efforts to procure from the counter parties thereto, the copies of the applicable licenses and permits of the counterparties to the Business Contracts and Shared Contracts, as may be reasonably requested by the Purchaser.

6.5.3	Substitution of guarantees

On or prior to the Closing Date, the Purchaser shall, with effect from the Closing Date, have procured or furnished guarantees in substitution of any guarantees, letters of comfort, indemnities or similar arrangements entered into by the Seller to the extent the same relates exclusively to the Business, a list of which shall be provided to the Purchaser at least 5 (five) Business Days prior to Closing Date.

6.5.4	Business Permits and Licenses

(a)	As soon as reasonably practicable after the Execution Date, the Purchaser shall take or cause to be taken, al! such actions as may be necessary, including making any applications with the relevant governmental Authorities,

(i)	for the transfer of the Business Permits and Licenses (to the extent the same are capable of being transferred under Applicable Law) from the Seller to the Purchaser; and

(ii)	for obtaining in the Purchaser’s name, new Authorizations, consents and licenses in place of the Business Permits and Licenses which are not capable of being transferred to the Purchaser;

and the Seller shall offer and provide all reasonable support and assistance, to the Purchaser for the foregoing and shall, if required under Applicable Law, also cause to be submitted to the Authorities, an intimation in writing of the transfer of the Business Undertaking from it to the Purchaser, such intimation to be in agreed form.

(b)	The Seller and its directors, officers, employees, agents, third party consultants and other advisors and representatives (“Seller Representatives”) shall. to the extent permitted by Applicable Law, attend with Purchaser any meeting between the Purchaser and any Authority on a matter regarding the transfer of any Business Permits and Licenses, where so reasonably requested for by the Purchaser; and at the Purchaser’s request, provide to the Purchaser, information and data in its possession or knowledge, with respect to any matters discussed at any such meeting. The Purchaser shall provide the Seller Representatives with prior written notice of at least 7 (seven) Business Days or such shorter period specified by the relevant Authority, prior to any such meeting. All requests and inquiries from any Authority regarding the Business Permits and Licenses prior to the Closing Date shall be dealt with by the Purchaser in consultation with the Seller.

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6.5.5	Transition Period Assets

At the Seller’s request, the Purchaser may elect to:

(a)	allow the Seller to retain the possession of any Business Assets that are required or reasonably necessary to enable the Seller to comply with its obligations under the Transition Services Agreement (the "Transition Period Assets”) during the Transition Term solely for the purposes of enabling the Seller to satisfy its obligations under the Transition Services Agreement, in which case, as soon as practicable following the expiration of the Transition Term, the Seller shall convey such Transition Period Assets to the Purchaser for no additional consideration; or

(b)	include any Transition Period Assets in the Business Assets at Closing, in which case the Seller shall not be required to provide any service under the Transition Services Agreement where it is not reasonably practicable to provide such service without such Transition Period Asset.

6.6	The Seller shall be entitled to update the Disclosure Letter for matters occurring between the Execution Date and the Closing Date which shall be furnished at least 3 (three) Business Days prior to the Closing Date, and any such matters included in the Disclosure Letter shall be deemed to have been disclosed against the Seller Warranties if such updated disclosures are in a form mutually agreed between Parties, acting reasonably and in good faith.

6.7	The Seller shall procure that, during the period on and from the Execution Date and until Closing, the Purchaser and its directors, officers, employees, representatives and advisors shall be given on request access at reasonable times to (i) all documents and information with respect to the Business as the Purchaser may request; (ii) the representatives and Key Employees of the Seller, with respect to correspondence with Authorities, Authorizations, registrations; and (iii) the Business Records and such further facilities and information relating to the Business as they may reasonably require. Any information or documents accessed in accordance with this clause shall be considered “Confidential Information” in accordance with Clause 14.

6.8	On or prior to the Closing Date, the Seller shall require the prospective purchasers of the Business to destroy all confidential information or documents in accordance with the confidentiality agreements/undertakings executed with such counterparties and shall provide a written confirmation of the foregoing.

6.9	The Seller shall continue to carry on the Business for its own benefit and at its own risk up to the end of day on the Closing Date, after which time the risk in and ownership of the Business Undertaking shall pass to the Purchaser.

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6.10	[***]

7.	CLOSING

7.1	Closing Date

The Closing shall take place on the 5th (fifth) day (or such extended date as the Parties may mutually agree in writing) from the date of delivery of the Seller CP Certificate to the Purchaser or the Purchaser CP Certificate to the Seller in accordance with the terms of this Agreement, whichever is later and in any event prior to the Long Stop Date (“Closing Date”), at Mumbai or at a place mutually agreed to in writing between the Parties.

7.2	Closing Actions

On the Closing Date, the following actions shall take place simultaneously:

(a)	Consideration

The Purchaser shall remit through wire transfer the Closing Date Payment (after making the adjustments specified in Clause 3.4) to the Seller Bank Account and the Escrow Amount to the Escrow Account.

(b)	Transfer of Business Undertaking

The Seller shall transfer the Business Undertaking to the Purchaser in the following manner and perform the following actions:

(i)	Transfer of Business Immovable Assets: The Seller and the Purchaser shall execute the Deed of Conveyance for transfer of the Business Immovable Assets to the Purchaser and submit the same for registration, as required under Applicable Laws;

(ii)	Transfer of Business Movable Assets: The Business Movable Assets, wherever located on the Closing Date, being entirely of a movable nature, shall be transferred to the Purchaser (or to the carrying and forwarding agents of the Purchaser, as notified by the Purchaser) by physical and/ or constructive delivery of possession thereof to the Purchaser and the Purchaser shall acknowledge receipt thereof to the Seller by executing the form of delivery and acceptance in the form set out in Schedule N (Form Of Protocol Of Delivery And Acceptance) and there shall be no further act or deed required for this purpose by or between the Seller and the Purchaser;

(iii)	Transfer of Business Records. - The Business Records, wherever located on the Closing Date, being entirely of a movable nature, shall be transferred to the Purchaser by physical and/or constructive delivery of possession thereof to the Purchaser and the Purchaser shall acknowledge receipt thereof to the Seller by executing the form of delivery and acceptance in the form set out in Schedule N (Form Of Protocol Of Delivery And Acceptance) and there shall be no further act or deed required for this purpose by or between the Seller and the Purchaser;

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(iv)	Assignment/ Licensing of Business Intellectual Property:

(A)	The Business Intellectual Property set out in Part A of Schedule F (Trade Marks and Patents) shall be assigned to the Purchaser in accordance with and subject to the terms of the Deed(s) of Trade Mark and Patent Assignment, to be executed between the Seller and the Purchaser on the Closing Date.

(B)	The Business Intellectual Property set out in Part B of Schedule F (Trade Marks and Patents) shall be perpetually and irrevocably licensed to the Purchaser in accordance with the terms of the Seller Trade Mark License Agreement(s), to be executed between and Seller and the Purchaser on the Closing Date;

(v)	Transfer of Transferring Employees: The Transferring Employees shall submit or shall have submitted their acceptance of the Transfer Letters, one original of each of which shall be handed over to the Purchaser;

(vi)	Revocation of subsisting powers of attorney: The Seller shall undertake all necessary actions to revoke all the powers of attorney relating to the operation of the Business Undertaking subsisting as of the Closing Date and provide the Purchaser with a written confirmation of the same.

(vii)	Transfer of Business Contracts and Shared Contracts: The Deed(s) of Novation/ Assignment specified in Clause 6.5.2(a)(i), and the relevant amendments/ agreements specified in Clause 6.5.2(a)(ii), executed between the Seller, the Purchaser and the relevant counterparties prior to the Closing Date, shall become effective from the Closing Date.

7.3	Any Liability incurred in respect of the Business Undertaking that relates to the period after Closing shall be the responsibility of the Purchaser, subject to and in accordance with Clause 2 above.

7.4	All actions contemplated by this Agreement to be consummated at Closing shall be deemed to occur simultaneously and no such action shall be consummated unless all such actions are consummated.

7.5	All documents and items delivered at Closing pursuant to this Clause 7 shall be held, in good faith, by the recipient to the order of and in trust for the Party delivering the same until such time as Closing shall be deemed to have taken place.

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7.6	The Seller shall, at its own cost, cause the Excluded Baddi Lines to be relocated to a location as it may determine, either prior to Closing or reasonably soon thereafter. Any relocation occuring after the Closing Date shall be completed with minimum disruption to the Business and subject to prior reasonable notice to the Purchaser. The Purchaser shall cooperate with the Seller for such relocation after the Closing Date.

8.	POST CLOSING ACTIONS & COVENANTS

8.1	Employees

8.1.1	With effect from the Closing Date, and to the extent permitted by Applicable Law, the liability for payment of dues, wages, salaries (including variable pay and incentives), allowances, costs towards all employment and terminal benefits including but not limited to accumulated leave balance, sick leave, long term service award, provident fund, gratuity, bonus, encashment of leave, wherever applicable, for the Transferring Employees attributable to:

(a)	the period following such Closing Date; and

(b)	the period upto the Closing Date, to the extent that such liability has been adjusted from the Consideration in accordance with Clause 3 above or funds in respect of which have been transferred by the Seller in accordance with Clause 8.1.4 below, shall be to the account of and the sole responsibility of the Purchaser.

8.1.2	Nothing contained in this Clause, express or implied, is intended to confer upon any Person not a party hereto any right (including any third-party beneficiary rights), benefit or remedy of any nature whatsoever, including any right to employment or continued employment for any period of time by reason of this Agreement, or any right to a particular term or condition of employment.

8.1.3	Save as provided under Applicable Law, the period of employment of the Transferring Employees with the Purchaser shall be deemed as continuous and uninterrupted for the purposes of determining the business employee benefits

8.1.4	Transfer of provident fund

The provident fond balance of the Transferring Employees with the Seller shall be transferred to the Purchaser in a manner mutually agreed between the Parties and subject to Applicable Law.

8.1.5	On the Closing Date, the Seller shall provide duly executed, complete forms and such other supporting documents as may be necessary under Applicable Law, for the transfer of accumulated balances and interests in respect of provident fond, gratuity and employee state insurance benefits maintained by the Seller in respect of the Transferring Employees;

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8.2	Use of Wockhardt Names and Marks

8.2.1	The Purchaser hereby acknowledges that the Seller owns al! right, title and interest in and to the trade marks, service marks, domain names, corporate names, social media identifiers, handles and tags, logos and names, as set out in Schedule O (Wockhardt Names and Marks), together with all variations and acronyms thereof and all trade marks, service marks, corporate names, internet domain names, logos, trade names, trade dress, packaging, labeling, company names, social media identifiers, handles and tags, and other identifiers of source or goodwill containing, incorporating, based on or associated with any of the foregoing (collectively, the “Wockhardt Names and Marks”), and that, except as expressly provided below, any and al! right of the Business Undertaking to use the Wockhardt Names and Marks shall terminate on the Closing Date and shall immediately revert to the Seller, along with any and all goodwill associated therewith. The Purchaser further acknowledges that the Purchaser has no right or interest, and is not acquiring any right or interest to use the Wockhardt Names and Marks, except as expressly provided herein.

8.2.2	The Seller hereby grants, with effect from the Closing Date, to the Purchaser a royalty-free, non-exclusive, non-transferable, non-sub-licensable license to use the Wockhardt Names and Marks, (i) solely as they appear or are incorporated in the Business Undertaking’s existing stocks of Inventory, product labeling, packaging materials, signs, billboards, letterheads, invoices, advertisements and promotional materials and other documents and materials in existence and used by the Business Undertaking as of the Closing Date (collectively, the “Existing Stock”), as used solely in connection with the operation of the Business as operated immediately prior to Closing Date; and (ii) in such further Inventory produced or held by the Purchaser, provided that 12 (twelve) months after the Closing Date (“License Period”) such license shall expire. Upon the expiry of the License Period, the Purchaser shall cause the removal or obliteration of all Wockhardt Names and Marks from such Existing Stock or other Inventory or cease using such Existing Stock or Inventory bearing Wockhardt Names and Marks.

8.2.3	Except as expressly provided in this Clause 8.2, no other right to use the Wockhardt Names and Marks is granted by the Seller to the Purchaser, whether by implication or otherwise, and nothing hereunder permits the Purchaser to use the Wockhardt Names and Marks in any manner, other than as set forth in this Clause 8.2, or to register or seek to register, or to permit, cause or assist any third party to register or to seek to register, any of the Wockhardt Names and Marks in any jurisdiction. The Purchaser shall ensure that all use of the Wockhardt Names and Marks by the Purchaser as provided in this Clause 8.2 shall be only with respect to goods and services of a level of quality equal to or greater than the quality of goods and services with respect to which the Business Undertaking used the Wockhardt Names and Marks prior to the Closing. Any and all goodwill generated by the use of the Wockhardt Names and Marks, including under this Clause 8.2, by the Purchaser shall inure solely to the benefit of the Seller. In any event, the Purchaser shall not use the Wockhardt Names and Marks in any manner that may damage or tarnish the reputation of the Seller or the goodwill associated with the Wockhardt Names and Marks.

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Execution Version

8.2.4	The Purchaser agrees that the Seller shall not have any responsibility for claims by third parties arising out of, or relating to, the use by the Purchaser of any Wockhardt Names and Marks.

8.2.5	The Purchaser shall defend, indemnify and hold harmless the Seller and its Affiliates and their respective directors, officers and employees from and against any and all Loss that may arise out of the use of the Wockhardt Names and Marks:

(a)	by the Business Undertaking in accordance with the terms and conditions of this Clause 8.2; or

(b)	by the Purchaser in violation of or outside the scope permitted by this Clause 8.2.

Notwithstanding anything in this Agreement to the contrary, the Purchaser hereby acknowledges and agrees that in the event of any breach or threatened breach of this Clause 8.2, the Seller shall suffer irreparable harm, and the Seller in addition to any other remedies available to it (including a claim for damages) shall be entitled to a preliminary injunction, temporary restraining order or other equivalent relief restraining the Purchaser from committing any such breach or threatened breach.

8.3	Tax Returns

8.3.1	The Seller shall furnish to the Purchaser, upon request and at the cost of the Purchaser, as promptly as practicable, such information in the possession of the Seller relating to the Business Undertaking for the period prior to Closing Date, as is reasonably necessary for the Purchaser to file its Tax returns, to prepare for any assessment, appeal or any other proceedings by or against any Taxing Authority and/ or to prosecute or defend any claim, suit or proceedings before any Taxing Authority.

8.3.2	The Purchaser shall furnish to the Seller, upon request and cost of the Seller, as promptly as practicable, such information relating to the Business Undertaking as is reasonably necessary for the Seller to file its Tax returns, to prepare for any audit, assessment, appeal or any other proceedings by or against any Taxing Authority, and to prosecute or defend any claim, suit or proceedings before any Taxing Authority.

8.4	Wrong Pocket Assets

8.4.1	If any Business Asset, Business Current Liabilities or interest which forms part of the Business Undertaking or any part thereof and which:

(a)	was/were owned or used in or which related exclusively to the Business Undertaking prior to the Closing Date; and

(b)	is material for the conduct of the Business as conducted on the Closing Date,

is retained or not transferred to the Purchaser by the Seller on Closing, the Seller shall, as soon as it becomes aware of the same or promptly at the Purchaser’s request, cause the transfer of such Business Asset, Business Current Liabilities or interest to the Purchaser at the Seller’s sole cost and without any additional consideration for the same.

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8.4.2	If any asset or interest which does not form part of the Business Undertaking or any part thereof is inadvertently transferred by the Seller to the Purchaser at Closing, such asset or interest shall, at the Seller’s request, and at the Purchaser’s sole cost be transferred back to the Seller by the Purchaser.

8.4.3	If the Purchaser or the Seller, after the Closing Date receives any funds belonging to the Seller or to the Purchaser, respectively in accordance with the terms of this Agreement, the Purchaser or the Seller, as the case may be, shall promptly so notify the Seller or the Purchaser, as the case may be, in writing, shall segregate and hold such funds in trust for the benefit of the Seller or the Purchaser, as the case may be and shall promptly deliver such funds, together with any interest earned thereon, to an account designated in writing by the Seller or the Purchaser, as the case may be.

8.5	[***]

8.6	Business Permits and Licenses

Without prejudice to Clause 6.5.4 above, where the Business Permits and Licenses (which are capable of being transferred under Applicable Law) could not be transferred on or prior to the Closing Date, the Parties shall complete all necessary actions to achieve the foregoing as soon as possible following the Closing Date.

8.7	Access for Seller

8.7.1	Notwithstanding the transfer of the Business Records from the Seller to the Purchaser on the Closing Date, the Seller shall have the right to retain copies of such of the Business Records so transferred to the Purchaser as required for the limited purposes as stated in this Clause 8.7.1. After the Closing Date, the Seller and its authorised representatives shall, subject to Applicable Law and upon providing reasonable prior notice to the Purchaser, have the right to access, during business hours the Business Records that are in the possession of the Purchaser, and to make copies thereof, for the purpose of:

(a)	defending any claim initiated by a third party against the Seller; and/ or

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(b)	for complying with any requirements under Applicable Law; and/ or

(c)	for responding to any queries raised by any Authority,

in each case in relation to the Business and the Business Undertaking prior to the Closing Date.

8.7.2	The Purchaser shall provide to the Seller reasonable access at reasonable times during regular working hours to any employees of the Purchaser who have knowledge of any matters that may be relevant for the purposes described in Clause 8.7.1 above. Any information or documents accessed in accordance with this clause shall be considered “Confidential Information” in accordance with Clause 14 and the provisions thereof shall apply.

8.7.3	The Purchaser shall provide to the Seller the information required to enable the Seller to prepare and audit the standard monthly reporting forms of the Seller, to the extent that such financial reporting relates to the Business Undertaking, in respect of the period prior to Closing and in respect of the calendar month and the fiscal quarter in which the Closing occurs, consistent with past practice.

8.8	Co-operation

The Seller shall cooperate, and shall cause its officers, employees, agents, auditors and representatives to co-operate with the Purchaser, and the Purchaser shall cooperate and shall cause its officers, employees, agents, auditors and representatives to co-operate with the Seller, after the Closing, for the Transition Term to ensure the orderly transition of the Business to the Purchaser (including registration of the Deed of Conveyance), and to minimize any disruption to the Business that might result from the transactions contemplated under this Agreement and the Ancillary Agreements.

8.9	Material Business Contracts and Material Shared Contracts

The Seller shall procure that the Material Business Contracts and the Material Shared Contracts, in respect of which the Deed(s) of Novation/ Assignment and/ or amendment and restatement agreements, have not been executed in terms of Paragraph 4 of Part A of Schedule L (Seller Conditions Precedent), then such Deed(s) of Novation/ Assignment and/ or amendment and restatement agreements shall be executed within a period of 60 Business Days from the Closing Date.

8.10	Inquiries

For a period of 12 (twelve) months after the Closing Date, the Seller shall take al! commercially reasonable efforts to refer to the Purchaser any inquiry that the Seller receives relating to the Business, so that the same shall be addressed by the Purchaser and towards this, the Seller shall support and co-operate with the Purchaser as reasonably requested for.

8.11	[***]

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8.12	The Seller shall not cause any part of any monies or consideration paid hereunder to accrue for the benefit of any government official or any other Person, which is in violation of Applicable Law.

8.13	Within a period of 5 (five) Business Days from the Closing Date, the Seller shall make the relevant filings with the Authority in respect of the satisfaction of charge in relation to the release of Encumbrances over the relevant Business Assets.

8.14	[***]

9.	REPRESENTATIONS AND WARRANTIES

9.1	Representations and Warranties of the Seller

9.1.1	Seller Fundamental Warranties

Except as qualified by the Disclosed Materials, the Seller hereby represents and warrants to the Purchaser that each of the following statements in relation to the Seller (“Seller Fundamental Warranties”) is and shall be true and correct as on the Execution Date and as on the Closing Date:

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(a)	The Seller is duly incorporated and validly existing under the laws of India,and has the right, power and authority to execute,deliver, perform and consummate this Agreement and each of the Ancillary Agreements to which it is or will be a party, and its obligations hereunder and thereunder;

(b)	The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is or will be a party and the performance of its obligations under this Agreement and each of the Ancillary Agreements to which it is or will be a party has been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement and each of the Ancillary Agreements to which it is a party constitute legal, valid and binding obligations of the Seller and are enforceable against it in accordance with the terms hereof or thereof;

(c)	The execution and delivery by it of this Agreement and each of the Ancillary Agreements to which it is Or will be a party, and the performance and consummation of the transactions contemplated hereby and the compliance by it with the provisions of this Agreement and each of the Ancillary Agreements to which it is or will be a party, do not or will not result in:

(i)	violation of its memorandum or articles of association; or

(ii)	a material breach of, or constitute a material default under, any material agreement or instrument to which it is a party or by which it is bound; or

(iii)	contravention of Applicable Law or any judgment, order or decree applicable to it; or

(iv)	creation of any Encumbrance (other than Permitted Encumbrance or Encumbrance arising from any act of the Purchaser) upon any of the Business Assets.

(d)	The Seller has clear and marketable title to and right to use, and is in possession of and holds valid title deeds to the Business Immovable Assets free from Encumbrances (other than the Permitted Encumbrances).

(e)	The Seller has clear and marketable title to proprietary Business Intellectual Property and valid or pending registrations or right to use in respect of the other Business Intellectual Property, free from Encumbrances (other than the Permitted Encumbrances).

(f)	No Authorizations from any Authority are required to be obtained by the Seller to authorise the execution, performance and delivery by the Seller of this Agreement and any of the Ancillary Agreements to which it is or will be a party except as set forth in the Seller Conditions Precedent and the Joint Conditions Precedent.

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(g)	Insolvency Proceeding

(i)	The Seller is not adjudged insolvent within the meaning of Applicable Laws or no circumstances exist which shall render the Seller insolvent under the insolvency laws of India. No steps have been taken to enforce any security over any assets of the Seller. No order has been made or meeting convened for the winding up, bankruptcy or insolvency proceedings of the Seller or for the appointment of a resolution professional or in relation to any other process whereby the business is terminated and / or the assets of the Seller are distributed amongst the creditors and/or shareholders or other contributors, and there are no cases or proceedings under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction.

(ii)	No receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of the Business nor has any such order been made (including, in any relevant jurisdiction, any other order by which, during the period it is in force, the affairs, business and assets of the Seller are managed by a person appointed for the purpose by a court, governmental agency or similar body).

(iii)	The Seller has not taken any step with a view to a suspension of payments or a moratorium of any indebtedness or has made any voluntary arrangement with any of its creditors or is insolvent.

(iv)	No liquidation, dissolution, winding up, commencement of bankruptcy, insolvency or similar proceedings, whether voluntary or involuntary, with respect to the Seller is pending, which, in each case, has or may have an effect on the ability of the Seller to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is or will be a party.

9.1.2	Seller Business Warranties

Except as qualified by the Disclosed Materials, the Seller hereby represents and warrants to the Purchaser that each of the statements set out in Schedule P (Seller Business Warranties) (“Seller Business Warranties”) is and shall be true, complete, accurate and correct and not misleading as on the Execution Date and as on the Closing Date. The Seller Warranties are deemed to be repeated on the Execution Date and the Closing Date, by reference to the facts then existing. Any reference made to the date of this Agreement (whether express or implied) in relation to any Seller Warranty shall be construed, in connection with the repetition of the Seller Warranties under this Clause 9.1.2, as a reference to the date of such repetition.

9.1.3	Seller Warranty Principles

(a)	The Seller represents and warrants as of the date hereof and as of the Closing, the Seller Warranties to the Purchaser. The Seller acknowledges that the Purchaser has entered into this Agreement, and undertaken its obligations herein including payment of the Consideration, on the basis of, and in reliance upon, the Seller Warranties.

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(b)	Each Seller Warranty shall be construed separately and independently and (save as expressly provided to the contrary herein) shall not be limited or expanded by reference to any other matter, warranty or undertaking.

(c)	The Purchaser agrees and undertakes to the Seller that neither it nor its Affiliates and their respective directors, officers, managers, members, employees and/or representatives has any rights against, and shall waive and shall not make any claim against, any employee, director, officer, advisor or agent of the Seller or any of its Affiliates on whom the Purchaser may claim to have relied before agreeing to any term of, or entering into any Transaction Documents to which it is a party.

(d)	The Purchaser acknowledges and agrees that:

(i)	the only representations and warranties made by the Seller in connection with the Seller, the Business Undertaking, this Agreement and the transactions contemplated hereunder are the Seller Warranties made under Clause 9.1.1 and Clause 9.1.2 above and no further representations and warranties, whether express or implied are provided by the Seller under this Agreement;

(ii)	in entering into this Agreement and in proceeding to Closing, the Purchaser has not relied on any statement, representation, warranty, condition, or other conduct which may have been made by or on behalf of the Seller, other than as specifically set out in this Agreement or other Transaction Documents.

(e)	Except as is Fairly Disclosed in the Disclosed Materials and other than in relation to the Business Assets, Business Intellectual Property, Business Contracts, the Shared Contracts and the Business Permits and Licenses acquired in accordance with Clause 2.2 above, the Seller Warranties are true and correct as of the Execution Date. Except as Fairly Disclosed in the Disclosed Materials, the Seller Warranties shall be true and correct as of the Closing Date.

(f)	Except as Fairly Disclosed in the Disclosed Materials or updates thereto, none of the Seller Warranties shall be treated as qualified by any actual or constructive knowledge or investigation on the part of any of the Purchaser or any of its agents, representatives, officers, employees or advisers. No such knowledge or investigation shall prejudice any claim made by the Purchaser or operate to reduce any amount recoverable thereunder.

9.2	Purchaser Warranties

9.2.1	The Purchaser Warranties

The Purchaser, hereby represents and warrants to the Seller as follows (“Purchaser Warranties”) as on the Execution Date and as on the Closing Date:

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(a)	It is duly incorporated and validly existing under the laws of the country of its incorporation, and has the right, power and authority to execute, deliver, perform and consummate the transactions contemplated to be consummated by it under this Agreement and any Ancillary Agreements to which it is or will be a party;

(b)	The execution and delivery of this Agreement and each of the Ancillary Agreements to which it is or will be a party, and the performance of its obligations under this Agreement and each of the Ancillary Agreements to which it is or will be a party has been duly and validly authorized by all necessary corporate action on its part. This Agreement and each of the Ancillary Agreements to which it is or will be a party constitute its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof or thereof;

(c)	The execution, delivery and performance by it of this Agreement and each of the Ancillary Agreements to which it is or will be a party, and the compliance by it with the provisions of this Agreement and each of the Ancillary Agreements to which it is or will be a party, will not result in:

(i)	violation of its memorandum or articles of association/ charter documents; or

(ii)	a material breach of, or constitute a material default under, any material agreement or instrument to which it is a party or by which it is bound; or

(iii)	contravention of Applicable Law or any judgment, order or decree applicable to it.

(d)	Subject to the Conditions Precedent, no consent, approval, Authorization, registration or filing from any Authority is required to be obtained by it to authorise the execution, delivery and performance by it of this Agreement and any of the Ancillary Agreements to which it is or will be a party.

(e)	No liquidation, dissolution, winding up, commencement of bankruptcy, insolvency or similar proceedings, whether voluntary or involuntary, with respect to it is pending, which, has or may have an effect on its ability to execute, deliver, and perform its obligations under this Agreement and any Ancillary Agreements to which it is or will be a party; and

(f)	At Closing, the Purchaser shall at the relevant time have immediately available, on an unconditional basis, the necessary cash resources and/ or firm financial arrangements to meet its obligations under this Agreement and any Ancillary Agreements to which the Purchaser is or will be a party, which cash resources and/ or firm financial arrangements are not, and at Closing will not be, direct or indirect proceeds of any activities of the Purchaser in breach of any Applicable Law.

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(g)	Insolvency Proceeding

(i)	The Purchaser is not adjudged insolvent within the meaning of Applicable Laws or no circumstances exist which shall render the Purchaser insolvent under the insolvency laws of India . No steps have been taken to enforce any security over any assets of the Purchaser. No order has been made or meeting convened for the winding up, bankruptcy or insolvency proceedings of the Purchaser or for the appointment of a resolution professional or in relation to any other process whereby the business is terminated and / or the assets of the Purchaser arc distributed amongst the creditors and/or shareholders or other contributors, and there are no cases or proceedings under any applicable insolvency, reorganisation or similar laws in any relevant jurisdiction.

(ii)	No receiver (including any administrative receiver) has been appointed in respect of the whole or any part of any of the property, assets and/or undertaking of the Business nor has any such order been made (including, in any relevant jurisdiction, any other order by which, during the period it is in force, the affairs, business and assets of the Purchaser are managed by a person appointed for the purpose by a court, governmental agency or similar body).

(iii)	The Purchaser has not taken any step with a view to a suspension of payments or a moratorium of any indebtedness or has made any voluntary arrangement with any of its creditors or is insolvent.

(iv)	No liquidation, dissolution, winding up, commencement of bankruptcy, insolvency or similar proceedings, whether voluntary or in voluntary, with respect to the Purchaser is pending, which, in each case, has or may have an effect on the ability of the Purchaser to execute, deliver and perform its obligations under this Agreement and each of the Ancillary Agreements to which it is or will be a party.

9.2.2	Purchaser Warranty Principles

(a)	The Purchaser represents and warrants as of the date hereof and as of the Closing, the Purchaser Warranties to the Purchaser. The Purchaser acknowledges that the Seller has entered into this Agreement, and undertaken its obligations herein, on the basis of, and in reliance upon, the Purchaser Warranties.

(b)	The Purchaser hereby represents and warrants the Purchaser Warranties to the Seller on the Execution Date and the Closing Date;

(c)	Each Purchaser Warranty shall be construed separately and independently and shall not be expanded by reference to any other matter, warranty or undertaking;

(d)	The Seller agrees and undertakes to the Purchaser that neither it nor its Affiliates and their respective directors, officers, managers, members, employees and/or representatives has any rights against, and shall waive and shall not make any claim against, any employee, director, officer, advisor or agent of the Purchaser or any of its Affiliates on whom the Seller may claim to have relied before agreeing to any term of, or entering into any Transaction Documents to which it is a party; and

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(e)	The Seller acknowledges and agrees that:

(i)	the only representations and warranties made by the Purchaser are the Purchaser Warranties made under Clause 9.2,1 above and no further representations and warranties, whether express or implied are provided by the Purchaser under this Agreement;

(ii)	in entering into this Agreement and in proceeding to Closing, the Seller has not relied on any statement, representation, warranty, condition, or other conduct which may have been made by or on behalf of the Purchaser, other than as specifically set out in this Agreement or other Transaction Documents.

10.	INDEMNITY

10.1	Indemnification by the Seller

Subject to the Closing having occurred in accordance with the terms of this Agreement, the Seller hereby agrees to indemnify and keep indemnified, save, defend and hold harmless, the Purchaser, its officers and directors (collectively, the “Purchaser Indemnified Persons”) from and against any and all Losses suffered or incurred or as may be suffered or incurred by any Purchaser Indemnified Person which arises out of or results from or in connection with:

(a)	any breach of the representations and warranties of the Seller contained in this Agreement or any other Transaction Documents; or

(b)	any Specific Indemnity Event; or

(c)	any claims made by any third party in relation to any Excluded Liability.

10.2	It is clarified that notwithstanding its inclusion in the above clause, an Excluded Liability, that is or is being paid, performed or discharged by the Seller under Clause 2.4 of this Agreement, shall not be a subject matter of indemnification under this Clause 10. Further, it is clarified that the obligation of the Seller to indemnify the Purchaser Indemnified Persons in respect of any Specific Indemnity Event or any claims made by any third party in relation to any Excluded Liability shall not be prejudiced or limited or adversely impacted in any manner whatsoever by the Disclosed Materials and the rights of the Purchaser to seek indemnification in respect of the Specific Indemnity Event or any claims made by any third party in relation to any Excluded Liability shall survive, notwithstanding such disclosures of the Seller.

10.3	Indemnification by the Purchaser

Subject to the Closing having occurred in accordance with the terms of this Agreement and subject to the limitations set out in Schedule Q (Limitations on Liability), the Purchaser hereby agrees to indemnify and keep indemnified, save, defend and hold harmless, the Seller, its officers and directors (collectively, the “Seller Indemnified Persons”) from and against any and all Losses suffered or incurred or as may be suffered or incurred by any Seller Indemnified Person which arises out of or results from or in connection with:

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(a)	any material breach of the representations and warranties of the Purchaser contained in this Agreement or any other Transaction Documents; and

(b)	any claims made against the Seller by any third party, which relates to the period following the Closing Date.

10.4	For the purposes of this Agreement, each indemnifying Party under this Clause 10 shall be referred to as the “Indemnifying Person” and each indemnified Party under this Clause 10, along with respective directors and officers, shall be collectively referred to as the “Indemnified Person”.

10.5	The Indemnified Person shall, in its return/ filings made with the Taxing Authorities, characterise the amount received pursuant to this Clause 10 as payment received by the Indemnified Person pursuant to the indemnity provisions as per this Clause 10. The Indemnifying Person will record such payment as being an indemnification payment hereunder.

10.6	Conduct of Direct Claims and Third Party Claims

(a)	Direct Claims

(i)	In the event any Indemnified Person should have a claim against the Indemnifying Person under this Clause 10 that does not involve a Third Party Claim being asserted against or sought to be collected from the Indemnified Person (a “Direct Claim”), the Indemnified Person shall promptly but in any event within 30 (thirty) days from the date on which the Indemnified Person becomes aware of the Loss notify the Indemnifying Person in writing of such Direct Claim by issuing a Claim Notice. The Indemnified Person shall procure that further information requested by the Indemnifying Person in respect of the Direct Claim shall be provided as available with the Indemnified Person. The delay of the Indemnified Person to promptly notify the Indemnifying Person within the aforementioned timeframe shall not relieve the Indemnifying Person of their obligations hereunder, except to the extent that the amount of the Loss is enhanced or not reduced as a result of such delay. If the Indemnifying Person does not notify within 30 (thirty) days following the receipt of such Claim Notice that the Indemnifying Person disputes its liability to the Indemnified Person, such Direct Claim specified by the Indemnified Person in such Claim Notice shall be conclusively deemed a Loss which is indemnifiable by the Indemnifying Person.

(ii)	If the Indemnifying Person disputes a Direct Claim, the Indemnified Person and the Indemnifying Person shall attempt to resolve in good faith such dispute within the 20 (twenty) day period after the Indemnifying Person delivers written notice to the Indemnified Person of such dispute. If such dispute is not so resolved within such 20 (twenty) day period, then such dispute shall be resolved in accordance with, and subject to the limitations of Clause 13.2.

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(b)	Third Party Claims

(i)	If a claim by a third party is made against an Indemnified Person arising out of a matter for which the Indemnified Person is entitled to be indemnified by the Indemnifying Person pursuant to Clause 10 (a “Third Party Claim”), such Indemnified Person shall notify the Indemnifying Person in writing of such Third Party Claim by issuing a Claim Notice within a period of 30 (thirty) days from the date of receipt of a written notice with respect to such Third Party Claim or within such shorter time period as specified in the Third Party Claim notice. The delay of the Indemnified Person to promptly notify the Indemnifying Person within the aforementioned timeframe shall not relieve the Indemnifying Person of their obligations hereunder, except to the extent that the Indemnifying Person that the amount of the Loss is enhanced or not reduced as a result of such delay.

(ii)	The Indemnifying Person shall be entitled, if it so desires and at its cost and with counsel of its choice, by written notice to the Indemnified Persons within 7 (seven) days from receipt of the Claim Notice, to defend any Third Party Claim or initiate any action in relation to a Third Party Claim.

(iii)	In the event that the Indemnifying Person does not assume control of the defense of a Third Party Claim within 7 (seven) days in accordance with Clause I0.6(b)(ii) above, the Indemnified Person shall have the right to defend itself against such Third Party Claim and shall thereafter be indemnified for the reasonable expenses incurred by it for such defence and the Third Party Claim. In such a case, the Indemnified Persons shall: (1) ensure any such defence of such Third Party Claim by the Indemnified Person shall be in consultation with the Indemnifying Person; and (2) keep the Indemnifying Person informed of the said defence proceedings undertaken and conducted by the Indemnified Person.

(iv)	For the avoidance of doubt, it is hereby clarified that if the Indemnifying Person has assumed the defense, negotiation or settlement of such Third Party Claim pursuant to Clause 10.6(b)(ii), the Indemnified Persons shall, at their own cost and expense, continue to have the right to participate by its counsel in connection with the defense, negotiation or settlement of such claim or proceeding, but without taking any action not consented to by the Indemnifying Person (including taking any position or defence contrary to what has been adopted by the Indemnifying Person).

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(v)	Neither the Indemnified Persons nor the Indemnifying Persons shall consent to the entry of any judgement or enter into any settlement with respect to the Third Party Claim (A) without the prior written consent of the other Party (other than any settlement or compromise by the Seller in respect of any Excluded Assets or Excluded Liabilities), which shall not be unreasonably withheld; and (B) where a Loss is incurred by the Indemnified Person pursuant to such judgement or settlement, the Indemnifying Person shall indemnify the Indemnified Person within 10 (ten) Business Days from the date of such judgement or settlement.

(vi)	Notwithstanding the foregoing, the Indemnifying Person shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnified Person in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Person, or the Third Party Claim involves a criminal claim against the Indemnified Person.

Provided that in such a case, the Indemnified Person shall keep the Indemnifying Person informed of the said defence proceedings undertaken and conducted by the Indemnified Person.

(vii)	Where the Indemnifying Person is required to indemnify the Indemnified Person in relation to any Third Party Claim and the Indemnified Person is entitled to recover from a third party a sum which indemnifies or compensates the Indemnified Person (in whole or in part) for the Loss which is the subject of the indemnity claim, the Indemnified Person shall, at the cost and expense of the Indemnifying Person, take all steps or proceedings as the Indemnifying Person may require to subrogate the right of the Indemnified Person to recover such sum in favor of the Indemnifying Person.

(viii)	The Indemnifying Person and the Indemnified Person shall cooperate with each other and exercise all reasonable efforts in the defence or prosecution of any such Third Party Claim and shall furnish one another with such records, information and testimony, and attend such conferences, proceedings, hearings, trials and appeals as may be reasonably required in connection therewith, to the extent reasonably practicable.

10.7	Within 30 (thirty) Business Days after the amount of any Losses for which an Indemnified Person is indemnified pursuant to this Clause 10 is notified to the Indemnifying Person, the Indemnifying Person shall pay such Indemnified Person such amount in cash by wire transfer of immediately available funds to an account designated in writing by such Indemnified Person.

10.8	Non - Exclusive Remedy: The indemnification rights of the Indemnified Persons under this Agreement shall be the sole monetary remedies available to the Indemnified Persons (other than (i) in case of a breach of the covenants of an Indemnifying Person, for which the remedy of damages under Applicable Law shall be available; and (ii) in case of the occurrence of events specified in Clause 5.7.2 above, for which the Break Fee shall be the sole monetary remedy). It is clarified that indemnification rights of the Indemnified Persons under this Agreement are independent of, and in addition to, such other non-monetary rights and remedies as the Indemnified Persons may have at law or in equity or otherwise, including the right to seek specific performance, rescission, or other injunctive relief, none of which rights or remedies shall be affected or diminished thereby.

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10.9	Limitations on liability: Unless otherwise specified, any claim made under this Agreement including this Clause 10 shall be subject to the limitations set out in Schedule Q (Limitations on Liability) as applicable.

10.10	Exception to limitation on liability: Notwithstanding anything to the contrary contained in this Agreement, none of the limitations on liability set out under Clause 10.9 shall apply to liability of an Indemnifying Person to the Indemnified Person for fraud or proven gross negligence by such Indemnifying Person.

10.11	Nothing in this Clause 10 shall restrict or limit Indemnified Person’s general obligation under Applicable Laws to mitigate any loss it may suffer or incur as a result of an event that may give rise to a claim under this indemnity.

11.	NON-SOLICITAT1ON AND NON-COMPETE

11.1	The Purchaser shall not, directly or indirectly (including through its Affiliates) solicit any employee or customer of the Seller or a counterparty under any Business Contract or Shared Contract (a) at any time on and from the Execution Date until the Closing Date, except solely to the extent permitted under this Agreement and (b) in the event this Agreement is terminated prior to Closing, for a period of [***] commencing on and from the date of such termination.

11.2	The Purchaser shall not, directly or indirectly (including through its Affiliates) solicit any employee (other than the Business Employees) or customer of the Seller from the Closing Date, for a period of [***].

11.3	The Seller shall not, directly or indirectly (including through its Affiliates) solicit any employee (other than any Transferring Employee) or customer of the Business or a counterparty under any Business Contract or Shared Contract from the Closing Date for a period of [***] commencing on and from the date of such termination.

11.4	The Seller agrees and undertakes to the Purchaser that it shall not (and shall procure that no Affiliate or member of its Group shall) directly or indirectly distribute or market the Restricted Molecule(s) for the Restricted Period, as specified in Part A and Part B of Schedule U (List of Restricted Molecule(s) and Restricted Periods).

Notwithstanding the aforesaid, the Parties agree that nothing in this Agreement shall ill prevent the Seller from:

(a)	Distribution or marketing of the Restricted Molecule(s) outside the Territory;

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(b)	Distribution or marketing of any products other than products containing the Restricted Molecule(s);

(c)	Distribution or marketing of products [***]

(d)	undertaking any other matter which has been consented to in writing by the Purchaser including performing any activities as required under the Transaction Documents; and

(e)	manufacture of products [***]

11.5	It is further agreed that, and in addition to the provisions of Clause 11.4 above, for a period of 5 (five) years from Closing Date, the Seller shall not (and shall procure that no Affiliate or member of its Group shall) directly or indirectly manufacture (other than as specified in Clause 11.4(e)), distribute or market, in any delivery form, dosage or strength, a product which;

(a)	contains the identical set of molecule(s) as listed in Part C of the Schedule U, as part of the Seller’s quality generics business (generics division) and channel business; and

(b)	contains the identical set of molecule(s) in the 18 Products listed in points 1 to 18 of Part C of the Schedule U, as part of the Seller’s branded generic business.

11.6	Provided that nothing in Clause 11.5(b) above shall apply to such existing products, containing the molecules present in the Products, as may be mutually agreed between the Parties (acting reasonably) within a period of 7 (seven) Business Days from the Execution Date.

11.7	The Purchaser agrees and undertakes that the Seller has agreed to the restrictions specified in this Clause 11 at the specific request of the Purchaser, and any cost and consequences imposed by any Authority in relation to competition law or restrictive trade practices or similar provisions of applicable Law shall be borne solely by the Purchaser.

11.8	The Seller agrees and undertakes to the Purchaser that it shall not (and shall procure that no Affiliate or member of its Group shall) market or distribute any product using any trade mark containing the term ‘Proxyvon’ (including in combination with prefixes and suffixes) in the dental pain and orthopaedic pain segments.

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11.9	The Purchaser agrees and undertakes to the Seller that it shall not (and shall procure that no Affiliate or member of its Group shall) market or distribute any product using any trade mark containing the term ‘Proxyvon’ (including in combination with prefixes and suffixes) in the anti-spasmodic segment.

11.10	The Parties acknowledge and agree that the covenants and obligations with respect to non-solicitation and non-compete as set forth above relate to special, unique and extraordinary matters, and that a violation of any of the terms of such covenants and obligations will cause the Party affected thereby, irreparable injury. The Parties further acknowledge and agree that remedy by way of damages for any breach of the requirements of this Clause 11 would be inadequate, and agrees that the Party other than the one violating these terms shall be entitled to an interim and permanent injunction, restraining order or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the Party in breach of these terms from committing any violation of the covenants and obligations contained in this Clause 11. These injunctive remedies are cumulative and are in addition to any other rights and remedies that the affected Party may have at law or in equity.

11.11	The Parties acknowledge and agree that the above restrictions are considered reasonable for the legitimate protection of the business and goodwill of the Parties but in the event that such restriction shall be found to be void, but would be valid if some part thereof was deleted or the scope, period or area of application were reduced, the above restriction shall apply with the deletion of such words or such reduction of scope, period or area of application as may be required to make the restrictions contained in this Clause 11 valid and effective. Notwithstanding the limitation of this provision by any Applicable Law for the time being in force, the Parties undertake to at all times observe and be bound by the spirit of this Clause 11. Provided however, that on the revocation, removal or diminution of the Applicable Law or provisions, as the case may be, by virtue of which the restrictions contained in this Clause were limited as provided hereinabove, the original restrictions would stand renewed and be effective to their original extent, as if they had not been limited by Applicable Law or provisions revoked.

12.	TERM & TERMINATION

12.1	Term

This Agreement shall come into effect on and from the Execution Date and shall remain in force until terminated in accordance with Clause 12.2.

12.2	Termination

12.2.1	This Agreement may, by written notice given before or on the Closing Date, be terminated:

(a)	by mutual written consent of the Purchaser and the Seller; or

(b)	in terms of Clause 5.7.

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12.3	Effect of Tcrmlnation

12.3.1	Upon termination of this Agreement, the Parties shall be relieved and discharged from all obligations, liabilities or claims under this Agreement except for rights and liabilities accrued under this Agreement prior to the termination thereof (including, for the avoidance of doubt, the obligation of the Purchaser to pay the Break Fee to the extent it has become payable at or prior to any such termination or which expressly survive termination of this Agreement).

12.3.2	The Parties’ rights of termination under Clause 12 are in addition to any other rights they may have under this Agreement or otherwise, and the exercise of such rights of termination is not an election of remedies. The right of the Seller to claim the payment of the Break Fee in accordance with Clause 5.7.2 under this Agreement is not exclusive and is in addition to any other rights and remedies provided by Applicable Law or under this Agreement.

12.3.3	If this Agreement is terminated pursuant to Clause 12.2.1, this Agreement and all rights and obligations of the Parties under this Agreement automatically end without Liability against any of the Parties or its Affiliates, except that: Clause 5.7.2 (Break Fee), Clause 11 (Non Solicitation and Non Compete), Clause 12.3 (Effect of Termination), Clause 13 (Governing Law & Dispute Resolution), Clause 14 (Miscellaneous) and any accrued rights of Parties shall remain in fall force and survive any termination of this Agreement.

13.	GOVERNING LAW AND DISPUTE RESOLUTION

13.1	Governing Law & Jurisdiction

This Agreement will be governed by and construed in accordance with the laws of India and subject to Clause 13.2 below, the courts in Mumbai, India shall have exclusive jurisdiction.

13.2	Dispute Resolution

13.2.1	If any dispute, difference, claim and / or controversy (“Dispute”) arises between the Parties about the validity, interpretation, implementation, existence and / or alleged breach of any provision of this Agreement, such Dispute shall be resolved by arbitration by three arbitrators, with the Seller appointing one arbitrator, the Purchaser appointing one arbitrator and the two arbitrators so appointed appointing the third arbitrator who would be the presiding arbitrator.

13.2.2	The arbitration shall be in accordance with the Indian Arbitration and Conciliation Act, 1996 for the time being in force and arbitration proceedings shall be conducted in Mumbai, India. The venue and seat of arbitration shall be Mumbai, India.

13.2.3	The arbitration proceedings shall be conducted and the award shall be rendered in the English language.

13.2.4	The award rendered by the arbitrator or arbitrators shall be final, conclusive and binding on all Parties to this Agreement.

13.2.5	Prior to or pending arbitration, nothing shall preclude either Party from seeking interim reliefs, from any competent courts in Mumbai, India. The pursuit of injunctive relief shall not be a waiver of the Parties to pursue any remedy for monetary damages through the arbitration described in this Clause 13.2.

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13.2.6	Each Party shall bear the cost of preparing and presenting its case, and the cost of arbitration, including fees and expenses of the arbitrators, shall be shared equally by the Parties, unless the award otherwise provides.

14.	MISCELLANEOUS

14.1	Confidentiality

14.1.1	The term “Confidential Information” as used in this Agreement means:

(a)	any information concerning the organization, business, marketing and business related records, data, documents, reports, client information, intellectual property, technology, trade secrets, know-how, business relationships, services, processes, staff and technical information, finance, transactions or affairs of each Party or any of their respective Representatives (whether conveyed in written, oral or in any other form and whether such information is furnished before, on or after the date hereof);

(b)	any information whatsoever concerning or relating to: (i) any Dispute or claim arising out of or in connection with this Agreement; or (ii) the resolution of such claim or Dispute;

(c)	any information or materials prepared by or for a Party or its Representatives that contain or otherwise reflect, or are generated from the aforesaid information; and

(d)	the terms and conditions of this Agreement and the Transaction Documents (including any applications submitted in connection therewith to the appropriate Authorities).

14.1.2	Each Party recognizes that in the course of the transactions envisaged by this Agreement, it and its Affiliates may be privy to Confidential Information.

14.1.3	In consideration of the benefits accruing to the Parties from their association under this Agreement, the Seller (on one hand) and the Purchaser (on the other hand) agree that:

(a)	Each Party shall keep all Confidential Information received by it from the other Party (“Disclosing Party”) confidential and shall not, without the prior written consent of the Disclosing Party, divulge such Confidential Information to any Person or use such Confidential Information other than for the purposes of carrying out this Agreement;

(b)	The Receiving Party shall ensure that access to Confidential Information is granted only to its directors, officers and advisors (“Representatives”) and strictly on a “need to know” basis. Prior to disclosing any Confidential Information to such Representatives, the Receiving Party shall inform them of the confidential nature of the information and ensure that they deal with the Confidential Information as if they were a Receiving Party and bound by the obligations of the Receiving Party under this Agreement. The Receiving Party shall be liable for any disclosure or use of Confidential Information by its Representatives that is not in accordance with the provisions of this Agreement.

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(c)	The Receiving Party and its Representatives shall ensure and take all necessary measures to protect the integrity of the Confidential Information and restrain unauthorised disclosure or use of the Confidential Information and any such unauthorized disclosure or use shall be deemed to be a breach of this Agreement by the Receiving Party;

(d)	promptly inform the Disclosing Party of any potential or accidental disclosure of the Confidential Information and take ail steps, together with the Disclosing Party, to retrieve and protect the Confidential Information; and

(e)	use the Confidential Information only for the purpose for which it was provided and not profit from the same in an unauthorized manner.

The Purchaser acknowledges that any and all other information provided to it by the Seller or its Representatives shall continue to remain subject to the confidentiality obligations set out in this Agreement after the Closing Date.

14.1.4	The obligations contained in Clause 14.1.3 above shall not apply to any part of the Confidential Information which:

(a)	is or has become public (other than by breach of this Agreement); or

(b)	is required to be disclosed by Applicable Law, provided that, so far as it is lawful and practical to do so, prior to such disclosure, the Party subject to such disclosure shall promptly notify the Disclosing Party of such requirement with a view to providing the opportunity for the Disclosing Party to contest such disclosure or otherwise to agree the timing and content of such disclosure; or

(c)	becomes available to the Receiving Party on a non-confidential basis from a Person, provided such Person is not, to the Receiving Party’s knowledge, bound by a confidentiality agreement with the Disclosing Party; or

(d)	is independently developed by the Receiving Party without reference to the Confidential Information.

14.1.5	If this Agreement terminates prior to Closing Date, each Party shall on written demand of the Disclosing Party immediately:

(a)	return all Confidential Information together with all copies in its possession, if such information and copies thereof have not already been destroyed; and

(b)	expunge such Confidential Information from any computer, word processor or other device.

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14.1.6	Except for the press releases pertaining to this Agreement as agreed and released by the Parties upon the execution of this Agreement or any disclosures required to be made by any of the Parties to comply with Applicable Law (provided that the Party required to make the announcement consults with the other Party and takes into account the reasonable requests of the other Party in relation to the content of such announcement before it is made), none of the Parties shall issue or make any public announcement, press release or other public disclosure regarding the Transaction Documents or their subject matter without the other Party’s prior written consent. As soon as practicable after Closing, the Seller shall issue a statement in the form and manner agreed with the Purchaser, to the customers of and suppliers to the Business informing them of the transfer of the Business to the Purchaser. The Seller shall, if so required by the Purchaser on or at any time after Closing and at the Purchaser’s expense, send an intimation (in a form provided by the Purchaser) to persons who have had dealings with the Seller in connection with the Business, announcing the transfer to the Purchaser of the Business. Notwithstanding the above, the Purchaser may at any time on or after Closing announce its acquisition of the Business and Business Undertaking to any of its employees or any other member of the Purchaser Group in such manner as it shall wholly think fit.

14.1.7	Notwithstanding anything to the contrary elsewhere in this Agreement, the Seller undertakes to the Purchaser that it shall (and shall procure that its Affiliates and the members of the Seller’s Group (as such Group is constituted immediately after Closing Date) shall):

(a)	keep confidential all confidential information or trade secrets in its possession concerning the business, affairs, customers, clients or suppliers of the Business and relating to the Business Undertaking including but not limited to the Business Records and such other information comprised in the Business Records;

(b)	not disclose any of the information referred to in Clause 14.1.7(a) in whole or in part to any third party, except as expressly permitted by the Purchaser; and

(c)	not make any use of any of the information referred in Clause 14.1.7(a), other than and to the extent necessary for: (I) the purpose of exercising or performing its rights and obligations under this Agreement; (II) defence of an action in relation to any Excluded Liabilities; or (III) for exercise of any rights pertaining to Excluded Assets.

14.2	Costs

Except as may be agreed in this Agreement or the Ancillary Agreements or otherwise in writing between the Parties:

(a)	The Purchaser shall bear all applicable stamp duty, registration costs and other Transaction Costs imposed in relation to the transfer of Business and the Business Assets (including for application to Authorities and on this Agreement or any Transaction Documents), other than as specified in sub-clause (b) and (c) below. The Parties agree and acknowledge that the transfer of the Business Undertaking on a going concern basis, by way of a slump sale, does not attract the levy of goods and services tax.

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Execution Version

(b)	Each Party shall bear and pay its respective costs and expense towards the professional fee of any financial or technical advisors, investment bankers, lawyers or accountants engaged by it.

(c)	The Parties shall jointly and equally bear the fees and other expenses of the Escrow Agent, the Independent Auditor and the Actuary engaged after the Closing Date.

14.3	Counterparts

This Agreement may be executed simultaneously in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which will constitute one and the same instrument.

14.4	Severability

If any provision of this Agreement, not being of a fundamental nature to the Parties, is invalid or unenforceable or prohibited by Applicable Law, it shall be treated for all purposes as severed from this Agreement and ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof, which shall continue to be valid and binding. In the event any Authority determines that any provisions of this Agreement are not enforceable as written, the Parties agree that they shall co-operate in good faith to amend such provisions so that they are fully enforceable to the fullest extent permissible under the Applicable Law, and affords the Parties to the extent possible, the same basic rights and obligations and the same economic effect as prior to amendment.

14.5	Entire Agreement

This Agreement, together with the Transaction Documents, constitutes and contains the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior communications, negotiations, commitments, agreements and undertakings, whether written and oral, between the Parties with respect to the subject matter hereof.

14.6	Amendment

This Agreement may be modified, amended or supplemented only by the mutual written agreement of the Parties.

14.7	Assignment

No rights, liabilities or obligations under this Agreement may be assigned (whether absolutely or by way of security) by any Party, and no Party shall declare any trust over any of its rights under this Agreement without the prior written consent of the other Party.

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14.8	Specific Performance

Each Party acknowledges that the breach of this Agreement would cause irreparable damage to the other Parties and that the other Parties shall not have an adequate remedy at law by way of damages. Therefore, the obligations of each Party under this Agreement, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any Party may have under this Agreement or otherwise in Applicable Law.

14.9	Waiver

Except as expressly provided in this Agreement, a waiver or any failure or delay by any Party to require the enforcement of the obligations, agreements, undertakings or covenants in this Agreement shall not be construed as a waiver by such Party of any of its rights, unless made in writing referring specifically to the relevant provisions of this Agreement and signed by a duly authorized representative of such Party. Any such waiver shall not affect in any way the validity of this Agreement or the right to enforce such obligation, agreement, undertaking or covenant at any other time as may be specified therein. No single or partial exercise of any right, power or remedy under this Agreement by any Party shall preclude any further exercise thereof or the exercise of any other right, power or remedy by that Party. Without limiting the foregoing, no waiver by any Party to this Agreement of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

14.10	Public Announcement

No public release or announcement concerning the transactions contemplated hereby shall be issued by any Party without the prior written consent of the other Parties (which consent shall not be unreasonably withheld, delayed or conditioned), except as such release or announcement may be required by Applicable Law applicable to such Party or its Affiliate or the rules or regulations of any applicable securities exchange or listing authority, in which case the Party required to make such release or announcement shall allow the other parties reasonable time to comment on such release or announcement in advance of such issuance.

14.11	Notices

14.11.1	Notices or other communication required to be given or made hereunder shall be in writing and shall be sent; (a) by prepaid registered post with due acknowledgement, or by internationally recognized courier service; or (b) by electronic mail to the below mentioned details:

In the case of notices to the Purchaser:

Address	:	8-2-337, Road no. 3, Banjara Hills, Hyderabad 500 034, Telangana, India

Attention of	:	[***]

Email	:	[***]

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Execution Version

In the case of notices to the Seller:

Address	:	Wockhardt Limited, D-4, M.I.D.C. Chikalthana, Aurangabad, Maharashtra – 431006, India

Attention of	:	[***]

Email	:	[***]

14.11.2	Any such notice or communication shall be in English and shall, unless the contrary is proved, be deemed to have been served on (i) the expiry of 5 (five) Business Days after posting, if sent by prepaid registered post or courier; or (ii) the same Business Day, if transmitted by e-mail transmission prior to 6.00 p.m. or on the Business Day immediately after the date of transmission, if transmitted by e-mail transmission after 6.00 p.m. In proving the same, it shall be sufficient to show, in, the case of a letter, that the envelope containing the letter was correctly addressed and handed over by prepaid registered post or by courier service and, in the case of an e-mail, that such e-mail was correctly dispatched to the relevant e-mail address of the addressee.

14.11.3	Any Party may change its address for receipt of notices provided for in this Agreement by giving to the other Party prior written notice of 7 (seven) Business Days.

14.12	Further Assurance

Each of the Parties hereto shall, co-operate with the other Party and execute and deliver to the other Party, such instruments and documents and take such other actions as may be reasonably requested by the other Party, and shall use commercially reasonable efforts in order to carry out and give effect to this Agreement provided that no such document or agreement shall be inconsistent with the spirit and intent of this Agreement.

14.13	Time

Any date or period as set out in any Clause of this Agreement may be extended with the prior written consent of the Parties failing which time shall be of the essence.

14.14	Binding Effect

Subject to the terms and conditions hereof, this Agreement is binding upon and will inure to the benefit of the Parties and their respective successors

[SIGNATURE PAGE FOLLOWS]

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Execution Version

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

For and on behalf of Wockhardt Limited

/s/ Debolina Partap

Name: Debolina Partap

Designation: Vice President Legal and General Counsel

Date: 12/02/2020

DRL IRN: 100029724

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Execution Version

For and on behalf of Dr. Reddy’s Laboratories Limited

/s/ Motupalli Venkata Ramana

Name: Motupalli Venkata Ramana

Designation: CEO, Branded Markets

Date: 12th Feb 2020

DRL IRN: 100029724

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Execution Version

SCHEDULE A TO SCHEDULE S [***]

SCHEDULE U [***]

ANNEXURE-A [***]

ANNEXURE-I [***]

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SCHEDULE T

BUSINESS LOCATIONS

Set out below are details of the locations (except distribution hubs, depots and loan licensed facilities) from which the Seller, by itself, does not carry on any part of the Business at any other location, either in or outside India:

1.	Baddi Facility: Khewat/ Khatoni numbers [***]/ [***] comprised under Khasras number [***], kitats - 4 and Khewat/ Khatoni numbers [***] / [***] comprised under Khasra numbers [***], kitat 9 at Village Kunjahal, HadbastNo. 216, Pargana Dharampur, Tehsil Nalagarh Baddi, District Solan, Himachal Pradesh

2.	Corporate Office: Wockhardt Towers, Bandra Kurla Complex, G Block BKC, Bandra Kurla Complex, Bandra East, Mumbai, Maharashtra 400051

3.	Registered Offiice: Wockhardt Research Centre, D-4, M.I.D.C. Chikalthana, Aurangabad, Maharashtra, 431006

4.	Zonal Offices:

(a)	304, 3rd Floor, Copia Corporate Suites, 9 Jasola District Centre, New Delhi.

(b)	New Town Square, Spencer’s Mall, Premises No, 6-D, Atghora New Town Road, Kolkata.

(c)	3rd Floor, No. 75, Century Centre, TT K Road, Alwarpet, Chennai - 600 018.

(d)	A/501, 5th Floor, Kanakia Zillion, Kurla Bus Depot, Kurla (West), Mumbai - 400 070

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